COMPLIANCE POLICIES
AND PROCEDURES
2010
This manual is issued by CB Richard Ellis Global Real Estate Securities, LLC as a guideline only and is not inclusive of all laws, rules, and regulations that govern the activities of the company. It is not guaranteed as to accuracy, and is not a complete statement of the financial information. To the extent permitted by law, CBRE GRES does not accept any liability arising from the use of this communication. For additional information, please contact the CBRE GRES’ CCO.
Intended for recipient only and not for further distribution without the written consent of CBRE GRES.

I.	INTRODUCTION	3
II.	COMPLIANCE REVIEW	4
III.	CODE OF CONDUCT	4
IV.	MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL	9
V.	CODE OF ETHICS	10
VII.	BOOKS AND RECORDS	30
VIII.	DUTY TO SUPERVISE	37
IX.	DISASTER RECOVERY PLANNING	39
X.	CLIENT ACCOUNTS AND DOCUMENTS	44
XI.	MARKETING	50
XII.	ELECTRONIC COMMUNICATIONS	55
XIII.	TRADING/PROHIBITED TRANSACTIONS	61
XIV.	INVESTMENT STRATEGY AND PROCESS	70
XV.	RISK MANAGEMENT / COMPLIANCE MONITORING	71
XVI.	TRADING PROCESS AND TRADING EXECUTION	72
XVII.	TRADE SETTLEMENT — THIS WILL NEED TO BE UPDATED FOR OMGEO	73
XVIII.	TRADING ERRORS	73
XIX.	ACCOUNT ADMINISTRATION	83
XX.	CONTRIBUTIONS AND WITHDRAWALS	83
XXI.	VALUATION OF SECURITIES	83
XXII.	ACCOUNT RECONCILIATION AND CLIENT REPORTING	83
XXIII.	CLIENT COMPLAINTS	85
XXIV.	CLIENT BILLING	89
XXV.	PERFORMANCE MEASUREMENT	90
XXVI.	COMPLIANCE REPORTS	92
XXVII.	PROXY VOTING	92
XXVIII.	CLIENT PRIVACY	100
XXIX.	INSURANCE COVERAGE	107
XXX.	ERISA CONSIDERATIONS	107
XXXI.	ANTI-MONEY LAUNDERING	110

2

I. INTRODUCTION
A. Purpose. CB Richard Ellis Global Real Estate Securities, L.L.C. (“the Company” or “CBRE GRES”) is an Investment Adviser registered with the Securities Exchange Commission. This manual contains the written supervisory procedures of the Company and shall be followed by all personnel in the carrying out of their responsibilities with the Company. Its purpose is to help ensure that the Company conducts its business in compliance with all applicable federal and state laws, rules and regulations and in keeping with the highest level of professional and ethical standards.
B. Guidelines Only. The information and procedures provided within this manual represent guidelines to be followed by the Company’s supervisory personnel and are not inclusive of all laws, rules and regulations that govern the activities of the Company.
C. Amendments. The Company’s CCO will review this manual at least annually and amend it as appropriate within a reasonable time after changes occur in federal and state securities laws, rules and regulations, and as changes occur in the Company’s supervisory system.
D. Questions. Any questions concerning the policies and procedures contained within this manual or regarding any regulations should be directed to the appropriate supervisor or to the CCO.
E. Use of Manual. All personnel are required to read this manual and to sign an acknowledgment of receipt and acceptance of responsibilities assigned to them. Copies of this manual shall be maintained, either in written or electronic format, in the Company’s Baltimore, Maryland office.
F. Limitations on Use. The Company is the sole owner of all rights to this manual and it must be returned to the Company immediately upon termination of employment. The information contained herein is confidential and proprietary and may not be disclosed to any third-party or otherwise shared or disseminated in any way without the prior written approval of the Company.
G. Abbreviations. For purposes of this manual, the following abbreviations have been used:

Adviser Representative	AR
CB Richard Ellis Global Real Estate Securities, LLC	The Company or CBRE GRES
Chief Compliance Officer	CCO
CBRE GRES Compliance Policies and Procedures	The Compliance Manual
Employee Retirement Income Security Act	ERISA
Investment Advisers Act of 1940	Advisers Act
Investment Adviser Registration Depository	IARD

Investment Advisers Supervision Coordination Act	The Coordination Act
Financial Industry Regulatory Authority	FINRA
U.S. Securities and Exchange Commission	SEC
II. COMPLIANCE REVIEW
A. Designation of Responsibility. The CCO or his or her designee(s) will oversee the preparation and updating of written policies and procedures. The CCO or his or her designee(s) will also conduct periodic assessments of the business being conducted by the Company and its ARs and supervisory personnel.
B. Duties. Specific duties of the CCO or his or her designee(s) shall include, but are not limited to:
a. preparing and updating, at least annually, written policies and procedures on behalf of the Company;
b. conducting compliance training for new and existing supervised persons;
c. drafting procedures to document the monitoring and testing of compliance through comprehensive compliance reviews; and,
d. implementation of any policies needed to ensure that training and internal assessment procedures are updated to reflect changes in applicable laws, regulations and administrative positions.
III. CODE OF CONDUCT
As officers, directors and other supervised persons (taken together, “supervised persons”) of the Company, CBRE GRES is retained by its clients to manage parts of their financial affairs and to represent their interests in many matters. The Company is keenly aware that, as fiduciaries, it owes its clients undivided loyalty — CBRE GRES’ clients trust the Company to act on their behalf, and CBRE GRES holds itself to the highest standards of fairness in all such matters.
CBRE GRES expects all supervised persons to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow supervised persons.
CBRE GRES expects all supervised persons to adhere to the highest standards with respect to any potential conflicts of interest with client accounts — simply stated, no supervised persons should ever enjoy an actual or apparent benefit over the account of any client.
CBRE GRES expects all persons associated with the Company to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests, subject to the legality of such information.
CBRE GRES expects its supervised persons to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with clients.
Supervised persons are encouraged to contact the Company’s CCO or in his/her absence, the Company’s Operations Manager if they believe that changes or additions to, or deletions from, the Compliance Manual may be appropriate. ACA Compliance Group should also be consulted if changes appear necessary. In addition, supervised persons should not hesitate to contact any of the individuals listed above if they believe any of CBRE GRES’ disclosure documents, including its Form ADV, advisory contracts or securities product offering materials are inaccurate, incomplete or out-of-date.
The Company is committed to fostering a culture of compliance. CBRE GRES therefore urges its supervised persons to contact the CCO if they believe they have any reason to do so. Supervised persons will not be penalized and their status at the Company will not be jeopardized by communicating with the CCO or other senior managers. Retaliation against any supervised persons is cause for appropriate corrective action, up to and including dismissal.
Supervised persons are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form, both initially upon the commencement of employment (Attachment A) with the Company and annually thereafter (Attachment B), to acknowledge and certify that they have received, reviewed, understand, and shall comply, or have complied with, the policies and procedures as set forth in the Code of Conduct and Regulatory Compliance Manual (the “Code of Conduct Manual”). In addition, all Company supervised persons must be aware of and comply with the following undertakings:
•	be thoroughly familiar with the policies and procedures set forth in the Compliance Manual;

•	upon the request of the CCO, provide CBRE GRES with an initial and annual written certification that they have read, understand, and will comply with, the policies and procedures set forth in this Compliance Manual and any other compliance materials distributed to you by the CCO;

•	notify the CCO promptly in the event that they have any reason to believe that they may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Compliance Manual;

•	notify the CCO promptly if they become aware of any practice that arguably involves the Company in a conflict of interest with one or more of the Company’s-managed accounts (or one or more Investors therein) and they are not sure whether the practice has been fully and accurately disclosed to such accounts

(or its Investors) and/or whether such accounts (or its Investors) have consented to the practice;
•	cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his respective duties under the Compliance Manual and (ii) the Company to comply with the securities laws to which it is subject;

•	notify the CCO promptly if they become aware of any part of any disclosure document, including Form ADV and offering documents related to the Company’s managed accounts (both private investment funds and offshore registered funds, if applicable), which they believe may be, inaccurate, incomplete or out of date in any respect;
Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where supervised persons are unsure about the application of this code or any of the policies, they are encouraged to discuss the situation confidentially with the CCO.
The term “client,” which is referred to throughout this Manual, generally refers to the Company’s managed accounts. This Manual and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein.
The Company may amend this Compliance Manual and/or adopt interpretations of the policies and procedures contained in the Compliance Manual as it deems appropriate with the approval of the CCO. All material amendments to, and new interpretations of, the Compliance Manual shall be conveyed to supervised persons and require their acknowledgement of receipt and understanding of the amendments/interpretations.

Attachment A
Initial Certification
I hereby acknowledge that I have received, read and understand the CB Richard Ellis Global Real Estate Securities, LLC Compliance Policies & Procedures Manual, including the Code of Ethics and Insider Trading Policy. I will keep this manual available and I will consult the CCO if I have any questions about this manual or my duties to comply with the policies and procedures of CB Richard Ellis Global Real Estate Securities, LLC.
Name (Print): ____________________________                           Date: ___________________
Name (Signature): ________________________
Please return this certification to Steve Carroll, CCO.
This certification will be maintained in the compliance files of the CCO

Attachment B
Annual Certification
I hereby acknowledge that I have received, read and understand the CB Richard Ellis Global Real Estate Securities, LLC Compliance Policies & Procedures Manual, including the Code of Ethics and Insider Trading Policy. I will keep this manual available and I will consult the CCO if I have any questions about this manual or my duties to comply with the policies and procedures of CB Richard Ellis Global Real Estate Securities, LLC.
Name (Print): ____________________________                           Date: ___________________
Name (Signature): ________________________
Please return this certification to Steve Carroll, CCO.
This certification will be maintained in the compliance files of the CCO

IV. MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL
General
Rule 206(4)-7 requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures designed to prevent violations of the Advisers Act. In addition, Rule 17j-1 under the Investment Company Act of 1940 requires that advisers to registered investment companies adopt a written code of ethics containing provisions reasonably designed to prevent the adviser’s “access persons” from engaging in certain deceptive, fraudulent or manipulative conduct. The policies and procedures will be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.
Policy
The CCO shall periodically review the Compliance Manual to ensure the adequacy of the policy and procedures contained therein, CBRE GRES shall additionally periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. All required changes to the Compliance Manual shall be finally approved and made by the Company’s CCO.
Procedures
The CCO shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Company’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that the Company deems appropriate.
The Company has engaged ACA Compliance Group, LLC (“ACA”), a regulatory and compliance consulting firm, to assist it and its CCO on a periodic and on-going basis with regard to a variety of matters, including but not limited to: annual review of its compliance program and this Compliance Manual, assistance with regulatory filings, review of Form ADV, and periodic education of the Company’s supervised persons with regard to various compliance matters.
Any changes to the Compliance Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.
The CCO is designated with the full power to enforce the policies and procedures set forth in the Compliance Manual.
Responsibility
The CCO is responsible for the successful implementation of the policies and procedures contained in the Compliance Manual. The CCO will review relevant compliance updates and modifications with the senior management of CBRE GRES as needed or on at least an annual basis.

V. CODE OF ETHICS
The Code of Ethics is predicated on the principle that CBRE GRES owes a fiduciary duty to its clients. Accordingly, CBRE GRES’ supervised persons must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, CBRE GRES must:
•	Place client interests ahead of the Company’s — As a fiduciary, the Company must serve in its clients’ best interests. In other words, CBRE GRES’ supervised persons may not benefit at the expense of advisory clients. This concept is particularly relevant when supervised persons are making personal investments in securities traded by advisory clients.

•	Engage in personal investing that is in full compliance with the Company’s Code of Ethics — Supervised persons must review and abide by the Company’s Personal Securities Transaction and Insider Trading Policies.

•	Avoid taking advantage of your position — Supervised persons must not accept investment opportunities, expensive gifts (gifts over $50) or other gratuities from individuals seeking to conduct business with the Company, or on behalf of an advisory client.

•	Maintain full compliance with the Federal Securities Laws[1] — Supervised persons must abide by the standards set forth in Rule 204A-1 under the Advisers Act.
Any questions with respect to the Company’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, supervised persons must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.
Guiding Principles & Standards of Conduct
All supervised persons of CBRE GRES, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow supervised persons. The following set of principles frame the professional and ethical conduct that the Company expects from its supervised persons:
•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, supervised persons, colleagues in the investment profession, and other participants in the global capital markets;

•	Place the integrity of the investment profession, the interests of clients, and the interests of the Company above one’s own personal interests;

[1]	“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

•	Adhere to the fundamental standard that supervised persons should not take inappropriate advantage of your position;

•	Avoid any actual or potential conflict of interest;

•	Conduct all personal securities transactions in a manner consistent with this policy;

•	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on CBRE ORES and the profession;

•	Promote the integrity of, and uphold the rules governing, capital markets;

•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

•	Comply with applicable provisions of the federal securities laws.[2]
Personal Security Transaction Policy
Supervised persons may not purchase or sell any real estate security (other than open end mutual funds, real estate services companies and/or publicly traded pooled real estate funds not traded for clients) unless they have pre-cleared the transaction with the CCO. The CCO will pre-clear all transactions through the Co-Chief Investment Officer.
In addition, in connection with general conduct and personal trading activities, supervised persons must refrain from any acts with respect to the Company’s clients, which would be in conflict with such clients or cause a violation of applicable securities laws, such as:
•	Employing any device, scheme or artifice to defraud;

•	Making any untrue statement of material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

•	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

•	Engaging in any manipulative practice.

[2]	“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Reportable and Exempt Securities
The Company requires supervised persons to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, as that term is defined in Section 202(a) (18) of the Advisers Act (“Reportable Security”), except that it does not include:
•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds other than reportable funds[3]; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

•	Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.
Beneficial Ownership
Supervised persons are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Supervised persons have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.
The following are examples of indirect pecuniary interests in securities:
•	Securities held by members of a supervised person’s immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Supervised persons’ interests as a general partner in securities held by a general or limited partnership; and

•	Supervised persons’ interests as a manager/member in the securities held by a limited liability company.
Supervised persons do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

[3]	A “Reportable Fund” means (a) any fund for which the Company serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases CBRE GRES would need to be approved by the fund’s board of directors before it can serve); or (b) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

The following circumstances constitute beneficial ownership by supervised persons of securities held by a trust:
•	Ownership of securities as a trustee where either the supervised person or members of the supervised person’s immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	A supervised persons status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the supervised persons to revoke the trust.
Exempt Transactions
The following transactions are considered exempt transactions and therefore do not require reporting under CBRE GRES’ Personal Security Transaction Policy:
•	Any transaction in an account over which the supervised persons does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the supervised persons, accounts of family members outside of the immediate family would not be subject to review.

•	Purchases that are part of an automatic investment plan.[4]
From time to time, the CCO may exempt certain transactions on a fully documented trade-by- trade basis.
Investments in Limited Offerings and Initial Public Offerings (“IPO’s”)5
No Access Persons shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The CCO shall (a) obtain from Access Persons full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the CCO and the reasons supporting those decisions shall be maintained. See Attachment A.
“Access Persons” include:

[4]	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

[5]	The term “limited offering” is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D. The term “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (i) directors and officers of the Company; and
     (ii) (A) any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of “covered securities” by a client of the Company, or whose functions relate to the making of any recommendations with respect to the purchases or sales, and (B) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company’s clients with regard to the purchase or sale of covered securities by the client.
Restrictions on New Issues of Equity Securities (“NIESs”)6
No Access Persons shall acquire, directly or indirectly, any Beneficial Ownership in any NIES without first obtaining prior approval of the CCO in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The CCO shall (a) obtain from the Access Persons full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person’s activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the NIES), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the CCO and the reasons supporting those decisions shall be maintained.
FINRA Conduct Rule 2790 prohibits the sale of NIESs to any account in which a “restricted person” has a beneficial interest, except under certain situations. The term “restricted person” includes any person of an investment adviser who has the authority to buy or sell securities and an immediate family member of such a restricted person that materially supports, or receives material support from, such person. Thus, all persons of CBRE GRES, including members of the Company’s senior management, are prohibited, in almost all circumstances except as noted in further detail below, from purchasing an NIES.
The prohibitions on the purchase and sale of NIESs with respect to Rule 2790 do not apply to: 1) Issuer-Directed Securities, or those that are specifically directed by the issuer to persons that are restricted persons (i.e., directors), subject to certain conditions; 2) the account of a restricted person who is an existing equity owner of an issuer (Anti-Dilution Provisions), subject to certain conditions; and 3) Stand-By Purchasers, or those who purchase and sell securities pursuant to a stand-by agreement subject to certain conditions.
Access Persons are encouraged to review Rule 2790 and discuss such with the CCO prior to the purchase and/or sale of any NIES.

[6]	The term “new issue” is defined as any initial public offering of an equity security as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, made pursuant to a registration statement or offering circular. This restriction does not apply to, among other securities: secondary offerings, offerings of debt securities, offerings of securities of a commodity pool, rights offerings, exchange offers, and offerings of convertible or preferred securities. (See FINRA Conduct Rule 2790, Restrictions on the Purchase and Sale of IPOs of Equity Securities).

Reporting
In order to provide the Company with information to enable it to determine with reasonable assurance any indications of “scalping”, “front-running” or the appearance of a conflict of interest with the trading by the Company clients, each “Access Person” of the Company shall submit the following reports in the forms attached hereto to the CCO showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section below entitled Exemptions.
“Covered security” means a security as defined in section 2(a)(36) of the Investment Company Act, other than (i) direct obligations of the U.S. government, (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and (iii) shares issued by open-end registered investment companies.
Quarterly Transaction Reports
Access persons are required to instruct their broker-dealers to send to CBRE GRES duplicate broker trade confirmations and/or account statements of the Access Persons which shall be received by the CCO, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Access Person’s trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment B. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Access Persons had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:7 (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall also report: (a) the name of the broker, dealer or bank with whom the Access Person established the account; (b) the date the account was established; and (c) the date that the report is submitted by the Access Person.

[7]	“Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an employee’s immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Initial and Annual Holdings Reports
New Access Persons are required to report all of their personal securities holdings not later than 10 days after the commencement of their employment (See Attachment C for a copy of the Initial Holdings Report). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an Access Person.
Existing Access Persons are required to provide the Company with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by CCO) of each year. The report shall be current as of December 31st, which is a date no more than 45 days from the final date the report is due to be submitted. (See Attachment D for a copy of the Annual Holdings Report).
Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (c) the date and signature of the access person who submits the report.
Trading and Review
The CCO will closely monitor Access Persons’ investment patterns to detect abuses to Company policy. The Co-Chief Investment Officer will monitor the CCO’s personal securities transactions for compliance with CBRE GRES’ Personal Security Transaction Policy. ACA may assist CBRE GRES in this review.
If the Company discovers that an Access Person is personally trading contrary to the policies set forth above, the Access Person shall meet with the CCO Officer to review the facts surrounding the transactions. This meeting shall help the Company to determine the appropriate course of action.
Reporting Violations and Remedial Actions
The Company takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Company requires its Access Persons to promptly report any violations of the Personal Security Transaction Policy to the CCO. Management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Access Person that seeks retaliation against another for reporting violations of the Personal Security Transaction Policy.
If any violation of the Company’s Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.
No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.
No less frequently than annually, the Company will furnish any client that is a registered investment company, (A) a written report that describes any issues arising under the Code of Ethics or procedures since the last report to the client, including but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and (B) a certification that the Company has adopted procedures reasonably designed to prevent Access Persons from violating the Code of Ethics.
Disclosure
The Company shall, upon request, furnish clients with a copy of the Code of Ethics. All client requests for the Company’s Code of Ethics shall be directed to the CCO.
Recordkeeping
The Company shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission and CBRE GRES’ management.
•	A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•	A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or within the past five years was, an Access Person of CBRE GRES.

•	A copy of each report made pursuant to this Policy by a Access Person, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•	The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Access Persons for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•	The Company will retain any reports to investment company clients described under “Reporting Violations and Remedial Actions” for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.
Responsibility
The CCO will be responsible for administering CBRE GRES Personal Security Transaction Policy. All questions regarding the Code should be directed to the CCO.
Insider Trading Policy
Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Company has instituted procedures to prevent the misuse of nonpublic information.
Insider Trading is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:
•	Trading by an insider while in possession of material non-public information; or

•	Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating material non-public information to others in breach of a fiduciary duty.

•	The Company’s Insider Trading Policy applies to all of its supervised persons. Any questions should be directed to the CCO.
Whom Does the Policy Cover?
This policy covers all of CBRE GRES’ supervised persons as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the supervised person is an officer, director or 10% or greater stockholder and a partnership of which the supervised person is a partner unless the supervised person has no direct or indirect control over the partnership.
What Information is Material?
Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.
Advance knowledge of the following types of information is generally regarded as “material”:
•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Recapitalization
Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.
Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.
What Information is Non-Public?
In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.
Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non- public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.
The Company’s supervised persons must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the supervised person makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.
The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Supervised persons may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.
Supervised persons must be especially cognizant of not receiving material nonpublic information when having discussions with staff of the parent company.
Penalties for Trading on Insider Information
Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.
Procedures to follow if a Supervised Person Believes that he/she Possesses Material, Non- Public Information
If supervised persons have questions as to whether they are in possession of material, non-public information, they must inform the CCO as soon as possible. From this point, supervised persons and CCO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.
Given the severe penalties imposed on individuals and firms engaging in insider trading, supervised persons:
•	Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

•	Shall not engage in securities transactions of any company, except in accordance with the Company’s Personal Securities Transaction Policy and the securities laws.

•	Shall submit personal security trading reports in accordance with CBRE GRES Personal Securities Transaction Policy.

•	Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•	Shall immediately report the potential receipt of non-public information to the CCO.

•	Shall not proceed with any research, trading, etc. until the CCO informs the supervised person of the appropriate course of action.
Serving as Officers, Trustees and/or Directors of Outside Organizations
Supervised persons may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment E. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Supervised persons may also receive compensation for such activities.
At certain times, the Company may determine that it is in its clients’ best interests for a supervised person to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of the Company can raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.
As an outside board member or officer, a supervised person may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between the Company and the outside organization, and that the supervised person does not communicate such information to other Company supervised persons in violation of the information barrier.
Similarly, the Company may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the supervised persons must not be involved in the decision to retain or hire the Company.
Company supervised persons are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.
Affiliated Entities
CBRE GRES has adopted a policy that prohibits investments in affiliated entities with client capital or corporate capital. CBRE GRES has also adopted a policy that prohibits securities trading involving client or corporate capital with affiliated entities. CBRE GRES is prohibited from affecting securities transactions through CBRE Capital Corporation, its affiliated broker/dealer.

Attachment A
Limited Offering & IPO Request and Reporting Form
Name of Issuer:

Type of Security:

Public Offering Date:

(for proposed IPO investments only)
By signing below, I certify and acknowledge the following:
•	I am not investing in this limited offering or IPO to profit improperly from my position as a Company supervised person;

•	The investment opportunity did not arise by virtue of my activities on behalf of a Company client; and

•	To the best of my knowledge, no CBRE GRES clients have any foreseeable interest in purchasing this security.
Furthermore, by signing below, I certify that I have read the Company’s Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand CBRE GRES reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:	Signature:

Print Name:

Internal Use Only
______ Approved            ______ Not Approved            Person Approving ______
Reasons Supporting Decision to Approve/Not Approve:

Attachment B
Quarterly Securities Transaction Report
For the Calendar Quarter Ended:

(month/day/year)
During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CBRE GRES’ Code of Ethics.

INTEREST
	TICKER/			PRINCIPAL	RATE/	BUY/		EXECUTING
SECURITY	CUSIP	DATE	SHARES	AMOUNT	MATURITY DATE	SELL	PRICE	BROKER

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.
Date:

Signature:

Print Name:

Attachment C
Initial Holdings Report

Date of Employment:
(month/day/year)
The following is a list of current holdings as of a date not more than 45 days prior to the date I became a supervised person of CBRE GRES:

PRINCIPAL
SECURITY	TYPE	TICKER/CUSIP	SHARES	AMOUNT	CUSTODIAN

Please note that ALL accounts that hold securities should be listed, even if those securities are not Covered Securities. However, details on holdings of non-Covered Securities are not required.
This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.
Date:

Signature:

Print Name:

Attachment D
Annual Holdings Report
The following is a list of current holdings, as of DATE, which is no more than 45 days prior to the submission date of this Report:

PRINCIPAL
SECURITY	TYPE	TICKER/CUSIP	SHARES	AMOUNT	CUSTODIAN

Please note that ALL accounts that hold securities should be listed, even if those securities are not Covered Securities. However, details on holdings of non-Covered Securities are not required.
This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.
Date:

Signature:

Print Name:

Attachment E
Request for Approval of Outside Activity Form
The undersigned hereby requests approval for participation in the following outside activity:
Name and address of company or organization:

Nature of organization’s primary business or purpose:

Is this a public company? (YES/NO) If YES, stock symbol:

Complete description of anticipated role with organization:

Describe any compensation you will receive:

If this request for approval is granted:
•	I agree to notify the CCO of any change in the above information.

•	I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

•	I am aware of no other supervised persons who are officers or directors of the organization noted above.

•	I agree to adhere to the insider trading policies of both CBRE Global Real Estate Securities, LLC (“CBRE GRES”) and the organization, and not to communicate any material non-public information in my possession regarding the organization to CBRE GRES investment advisory or research staff.

•	I will avoid participation in discussions regarding service, investment management, or other arrangements with CBRE GRES or its affiliates, and will recluse myself from voting on any such matters.

Signature of Supervised Person:	Date:

Approved By:	Date:

VI. GIFTS AND ENTERTAINMENT
Policy:
As a general rule, supervised persons may not accept or provide gifts or entertainment in connection with any business of CBRE GRES.
Procedures:
Supervised person’s Receipt of Business Meals, Sporting Events and Other Entertainment — supervised persons may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is not excessive. In the event that the estimated cost of the meal, event, etc. is greater than $100, the supervised persons must report his/her attendance at the meal, event, etc. to the CCO by completing the Gift & Entertainment Report (See Attachment A ). If the event is highly publicized such that the tickets may be selling in excess of their face value, the supervised persons must consider the mark-up for the reporting requirements. Same procedures apply to supervised persons providing entertainment.
CBRE GRES’ Receipt of Gifts — CBRE GRES and its supervised persons must report their intent to accept gifts over $50 (either one single gift, or in aggregate on an annual basis) to the CCO by completing the Gift & Entertainment Report (See Attachment A). The CCO at his discretion may prohibit the supervised person from accepting the gift. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to CBRE GRES’ offices by service providers.
CBRE GRES Giving Gifts — CBRE GRES and its supervised persons are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $50 to any client, prospective client or any individual or entity that CBRE GRES is seeking to do business by completing the Gift and Entertainment Report (See Attachment A).
All gifts or entertainment given or received by supervised persons as described above must be logged into the Gift and Entertainment Log (See Attachment B) maintained by the CCO or his designee or reported via e-mail to the CCO at which time the CCO (or his designee) will log the gift into the Gift Log. At a minimum, a description of the gift, an estimate of value, and relationship of the giver must be reported by the recipient for all gifts and hospitality received by completing the Gift and Entertainment Report.
Responsible Party:
The CCO shall be responsible for reviewing and approving all noted gifts and entertainment.

Attachment A
Gift and Entertainment Report
Supervised persons (s) Receiving/Giving the Gift or Entertainment:

Describe the Gift or Entertainment:

Approximate Total Dollar Amount of Gift or Entertainment: $__________
Receiver/Giver of the Gift or Entertainment:

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?
Yes _________            No __________
Has supervised persons Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If yes, list the gifts/entertainment received/given and the approximate Value of the Gifts/Entertainment:

Relationship of Receiver/Giver to CBRE GRES and/or supervised persons:

Reason (if known) the Gift/Entertainment will be given by/given to CBRE GRES and/or supervised persons:

Compliance Use Only
Approved: _________                 Not Approved: __________                 Person Approving: ____________
Reasons Supporting Decision to Approve/Not Approve:

Attachment B
Gift and Entertainment Log

Reason Gift
or
Entertainment
	Supervised				Relationship of	was given
	persons		Approximate		Receiver/Giver	by/given to
	Giving/		Dollar	Receiver/	of CBRE	CBRE GRES
	Receiving	Description	Amount	Giver of	GRES and/	and/or
	Gift or	of Gift or	of Gift or	Gift or	or Supervised	Supervised	Approval
Date	Entertainment	Entertainment	Entertainment	Entertainment	persons	persons	(Yes/No)

Reviewed By: ____________________________________
Compliance Approval: _____________________________

VII. BOOKS AND RECORDS
Responsibility. The CCO is responsible for ensuring that books and records of the Company are promptly and accurately prepared and maintained in accordance with Section 204 of the Advisers Act.
List of Books and Records Required Under Rule 204-2 of the Advisers Act.

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY
Corporate Documents

1	Limited Liability corporation agreement	Termination plus 3 years, on-site	Rule 204-2(e)(2)
2	Certificate of formation and articles of incorporation, if applicable	Termination plus 3 years, on-site	Rule 204-2(e)(2)
3	By-laws	Termination plus 3 years, on-site	Rule 204-2(e)(2)
4	Charters	Termination plus 3 years, on-site	Rule 204-2(e)(2)
5	Minute books	Termination plus 3 years, on-site	Rule 204-2(e)(2)
6	Stock certificate books	Termination plus 3 years, on-site	Rule 204-2(e)(2)
7	Policies & Procedures pursuant to Section 206(4)-7(a)	5 years since last in effect, on-site	Rule 204-2(a)(17)(i)
8	Annual Review Report of Policies &Procedures or documents representing the annual review as required pursuant to Section 206(4)-7(b)	5 years, first 2 years on-site	Rule 204-2(a)(17)(ii)

Accounting Records (held at parent company)

1	Books of original entry, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.	5 years, first 2 years on-site	Rule 204-2(a)(1)
2	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.	5 years, first 2 years on-site	Rule 204-2(a)(2)
3	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.	5 years, first 2 years on-site	Rule 204-2(a)(4)
4	Bills and statements, paid or unpaid, relating to the business of the adviser.	5 years, first 2 years on-site	Rule 204-2(a)(5)
5	Trial balances and financial statements (income statement and balance sheet).	5 years, first 2 years on-site	Rule 204-2(a)(6)

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY

1	Trade Tickets — A memorandum of: (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt or delivery of a particular security and (iii) any modification or cancellation of any such order or instruction. Each memorandum must:	5 years, first 2 years on-site	Rule 204-2(a)(3)

• Show the terms and conditions of the order, instruction, modification, or cancellation;

• Identify the person connected with the adviser who recommended the transaction to the client and the person who placed the order;

• Show the client account for which the transaction was entered, the date of entry, the bank, broker or dealer by or through whom the transaction was executed, any trade allocation information; and

• Indicate any orders entered pursuant to the exercise of discretionary power.

The trade ticket must reflect the terms of the execution (i.e., shares, price, broker commission, etc.). It should also document pre-trade allocation and any changes to the pre-trade allocation after trade execution.
2	Research Files — Documentation relating to securities or companies selected for investment, which may include the issuing company’s annual and quarterly reports, third-party research reports and news articles (if independently produced, a list should suffice), as well as any memoranda or analysis by the adviser’s personnel.	5 years, first 2 years on-site	Generally, Rule 204-2(a)(7)
3	Purchase and Sale Records — Records showing separately for each such client, securities purchased and sold and the date, amount and price of each such purchase or sale.	5 years, first 2 years on-site	Rule 204-2(c)(1)
4	Client Security Positions — For each security in which any client has a current position, information from which the adviser can promptly furnish the name of each such client and the current amount or interest of such client.	5 years, first 2 years on-site	Rule 204-2(c)(2)

Proxy Voting Records

1	Proxy Voting Policies & Procedures — Written policies and procedures designed to vote client proxies in the best interest of clients and include how to address material conflicts of interests.	5 years, first 2 years on-site	Rule 206(4)-6 and Rule 204-2(c)(2)(i)
2	Proxy Statements Received — A copy of all proxy solicitations received regarding client securities for which the Adviser has exercising voting authority of the security.	5 years, first 2 years on-site	Rule 204-2(c)(2)(ii)
3	Record of Votes Cast — Record of votes cast on behalf of a client.	5 years, first 2 years on-site	Rule 204-2(c)(2)(iii)
4	Documents on Material Decisions to Vote — Copy of any documentation that was material to making a decision on how to vote.	5 years, first 2 years on-site	Rule 204-2(c)(2)(iv)
5	Record of Written Client Requests — Retain each written client request asking for information on how the Adviser voted.	5 years, first 2 years on-site	Rule 204-2(c)(2)(v)

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY
6	Record of Written Responses from Adviser — Copy of any written response from the Adviser in response to an oral or written client request asking how the Adviser voted client’s proxies.	5 years, first 2 years on-site	Rule 204-2(c)(2)(v)

Client Relationship Records

1	Form ADV — Part II (the “Brochure”) — A copy of Form ADV and each amendment or revision to the Form ADV given or sent to any client or prospective client as required by Rule 204-3, as well as a record of the date that each Form ADV, and each amendment or revision, was given or offered to be given to any client or prospective client who became an actual client (including the required annual notification to existing clients of availability of Form ADV).	5 years, first 2 years on-site	Rule 204-2(a)(14)
2	Advisory and Other Contracts — An original or copy of each written agreement entered into by the adviser with any client.	5 years (after termination of the contract)	Rule 204-2(a)(10)
3	Fee Schedules — A list of all fee schedules, if not part of the advisory contracts.	5 years (after termination of the contract)	Rule 204-2(a)(10)
4	Client Investment Objectives — A list of each client’s investment objectives, if not part of the advisory contracts,	5 years (after termination of the contract)	Rule 204-2(a)(l0) (generally)
5	Direct Brokerage and Soft Dollar Agreements — A copy of any client directed-brokerage agreements (if not part of the advisory agreements) and any soft dollar agreements with broker-dealers (if any).	5 years, first 2 years on-site	Rule 204-2(a)(l0) (generally)
6	Discretionary Account List — A list (or other record) or all accounts in which the adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.	5 years, first 2 years on-site	Rule 204-2(a)(8)
7	Evidence of Investment Discretion — All powers of attorney and other evidence of the granting of discretionary authority by any client to the adviser, or copies thereof.	5 years, first 2 years on-site	Rule 204-2(a)(9)
8	Written Material & Communications — Written materials received and sent by an adviser, including postal and electronic mail (“e-mail”) and instant messages. There are 3 classes of written materials, which are those related to:	5 years, first 2 years on-site 5 years from time of last	Generally, Rule 204-2(a)(7)
	(1) recommendations and advice given or proposed,	publication or dissemination for
	(2) receipt, disbursement or delivery of client funds and securities, and	marketing and similar materials,
	(3) placing and executing orders to purchase or sell securities.	first 2 years on-site

Examples of communications that would qualify to be kept under the above requirement include:

a. e-mail or written documentation to any client about a proposed trade in their account;
b. internal e-mail or written documentation from a firm’s portfolio manager to trader with regard to the execution of an order;
c. e-mail or written documentation from firm’s CCO to portfolio manager regarding a complaint from a client on a particular holding or trade;
d. a letter or e-mail sent by an adviser to a client’s custodian regarding the disbursement of the adviser’s management fee;
e. an e-mail or a written complaint from a client or investor;
f. a portfolio manager’s e-mail or written correspondence to a client on

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY
an update to a financial plan or asset allocation strategy;
g. a research report that is sent from an analyst to his trading colleague;
h. trade confirmations received by an adviser (whether in hard copy or electronic format).

Other communications include but are not limited to:

• Marketing materials, circulars and research reports
• Notices to custodians
• Periodic account statements sent to clients;
• Fee invoices
• Principal and agency transaction consents, if any

[Note: (1) The adviser need not keep any unsolicited market letters and similar communications of general public distribution not prepared for or by the adviser; and (2) if the adviser sends advertisements offering any report, analysis, etc., to more than ten persons, the adviser need not keep a record of the names and addresses (except if distributed to persons named on a list, then the adviser must keep a copy of the advertisement and a memorandum describing the list and the source of the list)]
9	Complaint File — A client correspondence or complaint file.	5 years, first 2 years on-site	Rule 204-2(a)(7), generally

Marketing and Performance Records

1	Marketing Materials — A copy of each notice, circular, advertisement, newspaper article, investment letter, bulleting or other communication that the adviser circulates or distributes.	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(11)
2	Supporting Memoranda — If the adviser recommends the purchase or sale of a security in its marketing materials without stating a reason for the recommendation, the adviser must maintain a memorandum indicating the reason for the recommendation.	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(l1)
3	Performance Numbers — All documentation (i.e., account statements, calculation worksheets, etc.) that demonstrates, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to ten or more people.	Entire period of use, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(16)

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY
1	Personal Securities Transaction Records	5 years, first 2 years on-site	Rule 204-2(a) (12). Also see Rule 17j-1 requirements under the Investment Company Act.
1. Obligation. The adviser must maintain a record of every transaction in a security in which the adviser or any advisory representative has, or by reason of the transaction acquires, a direct or indirect beneficial interest.
2. Timing. Each transaction must be recorded within ten days of the end of the calendar quarter in which the transaction occurred.

3. Content. Each record must state the title and amount of each security involved; the date and nature of the transaction; the price at which it was affected; and the name of the broker, dealer or bank with or through whom it was affected.

4. Broker-Supplied Information. Information supplied by an advisory representative’s broker, such as account statements may satisfy this requirement, so long as certain conditions are satisfied.
2	Personal Securities Transactions Policy.	5 years after the last date they	Rule 204-2(a)(12)(i)
	1. require prompt internal reporting of any violations of the code.	were in effect. First 2 years
	2. require the adviser to provide each supervised person with a copy of the code of ethics and any amendments.	on-site
3. require the adviser to review transactions and holdings reports.
3	Quarterly Transactions Reports - require quarterly reports of all personal securities transactions by access persons, which are due no later than 30 days after the close of the calendar quarter.	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)
4	Initial Holdings Report — complete report of each access person’s securities holdings, at the time the person becomes an access person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)
5	Annual Holdings Report — complete report of each access person’s securities holdings annually, after the time the person becomes an access person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)
6	Pre-Approval Reasoning — records of decisions approving access persons’ acquisition of securities in IPO’s and limited offerings.	5 years, first 2 years on-site	Rule 204-2(a)(13)(iii)
7	Violations Record — records of violations of the code and actions taken as a result of the violations,	5 years, first 2 years on-site	Rule 204-2(a)(12)(ii)
8	Employee(Supervised person) Acknowledgement Form — copies of their supervised persons’ written acknowledgment of receipt of the code	5 years after the individual ceases to be a supervised person	Rule 204-2(a)(12)(iii)
9	List of Access Persons — must include every person who was an access person at any time within the past five years	5 years, first 2 years on-site	Rule 204-2(a)(13)(ii)

Internal Control Records

1	Written Policies and Procedures for the Prevention of Insider Trading, including any related memorandums.	Permanently	Section 204A
2	Annual Questionnaire. If the Adviser regularly circulates to all of its associated persons a questionnaire designed to elicit information as to whether any such person (i) would be disqualified from association with an adviser under applicable federal or state law, or (ii) would necessitate a “yes” answer to the regulatory and disciplinary questions in Item 11 of Part I of Form ADV.	5 years, first 2 years	Section 203(e)
3	Business Contracts — All written agreements (or copies) entered into by the adviser relating to the business of the adviser as such, including for example:	5 years. First 2 years on-site	Rule 204-2(a)(l0)

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY
• Contracts with pricing services and other service providers
• Employment contracts
• Rental agreements and property leases and

4	Compliance Manual — written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons.	5 years on-site.	Rule 206(4)-7(a) and Rule 204-2(a)(17)(i)
5	Comprehensive Compliance Review — records documenting the annual review of policies and procedures.	5 years, first 2 years on-site	Rule 204-2(a)(17)(ii)

SEC Filings and Correspondence

1	Form ADV, including all amendments.	Permanently	Rule 204-2(a)(14) for Part II of Form ADV.

Cash Solicitation Records

1	Solicitation Agreements — All written agreements including solicitation agreements under Rule 206(4)-3, entered into by the adviser with any client or otherwise relating to the business of the adviser.	5 years, first 2 years on-site	Rule 204-2(a)(l0)
2	Solicitors’ Disclosure Documents and Acknowledgements — All written acknowledgments of receipt obtained from clients pursuant to Rule 206(4)-3(a) (2) (iii) (B) under the Advisers Act regarding solicitors’ disclosure statements delivered to clients by solicitors pursuant to Rule 206(4)-3 under the Advisers Act.	5 years, first 2 years on-site	Rule 204-2(a)(15)

Custody Records (If adviser maintains custody of client funds and/or securities)

1	A record for each custody client’s account showing: all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.	5 years, first 2 years on-site	Rule 204-2(b)(1)
2	By each custody client, a record showing:	5 years, first 2 years on-site	Rule 204-2(b)(2)
• all purchases and sales,
• receipts and deliveries of securities,
• date of each purchase and sale,
• price of each purchase and sale, and all debits and credits.
3	• Broker Trade Confirmations — Copies of confirmations of all transactions effected by or for the account of any custody client.	5 years, first 2 years on-site	Rule 204-2(b)(3)
4	A record for each security in which any custody client has a position, with the record showing:	5 years, first 2 years on-site	Rule 204-2(b)(4)

• The names of each client having any interest in the security;
• The amount or interest of each client; and the location of the security.

Retention Period

1	Length of Retention — In general, records must be retained for five years from the end of the fiscal year last used. Thus, the total time of retention could amount to a period of almost six years from the date of last use depending on: (1) the exact date of last use; and (2) the adviser’s fiscal year-end.		Rule 204-2(e)
2	Place of Retention — The records must be maintained on-site in an appropriate office of the adviser for the first two years. For the following three years, the records may be stored off-site at an easily accessible location.		Rule 204-2(e)

REQUIRED
		LENGTH OF	REGULATORY
	DOCUMENT	RETENTION	AUTHORITY
3	Computer Access — The SEC staff has suggested that records immediately available through a computer located at the adviser’s office may satisfy the requirement to maintain records at an appropriate office of the adviser.		See SEC no-action letters First Call Corp. (pub. avail. 9/6/95) and Disclosure Inc. (pub. avail. 6/22/96).
4	Storage Methods — Records may be stored by microfiche, magnetic disk, tape or other computer storage medium, so long as the adviser maintains certain safeguards and ensures accessibility. Specifically,		Rule 204-2(g)

• the records must be arranged and indexed so as to permit the immediate location of any particular records;
• printouts of records or copies of the computer tape or disk must be made available to SEC examiners upon request;
• a duplicate of the computer storage medium must be stored separately from the original; and
• procedures for the maintenance and preservation of and access to records are implemented to safeguard the records from loss, alterations or destruction.
5	Organization of Records — An adviser is permitted to maintain required books and records in a manner such that the identity of any client to whom the adviser renders investment supervisory services is indicated by numerical or alphabetical code or some similar designation.		Rule 204-2(d)

VIII.	DUTY TO SUPERVISE
Issue:
Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its supervised persons. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.
CBRE GRES’ management recognizes its duty to supervise the actions of its supervised persons. This Manual assists management in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by the Company. In addition, CBRE GRES has developed position descriptions to ensure that supervised persons are aware of their job responsibilities and CBRE GRES supervisory structure. CBRE GRES shall carefully review the following activities (note that this list is not all-exhaustive):
•	Setup of new accounts

•	Securities pricing and valuation

•	Preparation of investment advisory agreements

•	Maintenance of client files

•	Portfolio management

•	Client trading, including best execution and trade allocations

•	Customer correspondence

•	Personal trading activities of supervised persons

•	Customer complaint inquiries

•	Form ADV amendments

•	Regulatory registration issues

•	Marketing and advertising

•	Adherence to the Code of Conduct
Policy
The following supervised persons with supervisory responsibilities will reasonably supervise the activities of their subordinate supervised persons:
•	Portfolio Management and Research — The Portfolio Managers retain the overall responsibility for the supervision of CBRE GRES investment personnel, and shall report to the Investment Committee as specified in the CBRE GRES Portfolio Management and Reviews policy and procedures.

•	Trading — Portfolio Managers and Traders are responsible for the successful completion of the trading function.

•	Marketing and Client Relations — Co-Chief Investment Officers are responsible for oversight of the Marketing and Client Relations Group. The group is responsible for developing new client relationships and interacting with existing Clients.

•	Administration — Senior Operations Manager is responsible for CBRE GRES Operations Group, which is generally responsible for CBRE GRES daily operations.

•	Finance and Compliance — The CCO and Co-Chief Investment Officers are responsible for the supervision of CBRE GRES back-office functions including: accounting, compliance, information technology (i.e. hardware/networking and database/software) and compliance/regulatory issues.
Procedures
     As noted above, supervision over certain responsibilities is generally delegated to various supervised persons within CBRE GRES. Such delegation of responsibilities must occur to ensure that CBRE GRES provides Clients with a high level of service. CBRE GRES operates within a well-defined supervisory structure that outlines the responsibilities of its supervised persons and the supervisors to whom they report.
     CBRE GRES expects that its supervised persons will report to their supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. Supervised persons must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of CBRE GRES. All activities reported by supervised persons may be done anonymously in order to protect the reputations of the supervised persons involved. CBRE GRES shall fully review the matter and implement any necessary corrective or disciplinary action. CBRE GRES requires the full commitment of its supervised persons to the tenets set forth in the Code of Conduct; supervised persons that elect to ignore and/or violate the tenets shall be disciplined as such including the possible termination of their association with CBRE GRES.
Responsibilities
Supervised persons with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to their direct supervisor and/or Co-Chief Investment Officers.
Branch Office Supervisory Duties
As noted above, Section 203(e) (6) of the Advisers Act authorizes the SEC to impose sanctions on an investment adviser for failure to reasonably supervise any person who violates the Federal Securities Laws if that person is subject to the adviser’s supervision. In addition to its primary place of business, CBRE GRES currently maintains offices in:
Supervised Offices:
Baltimore, Maryland; London, England; Sydney, Australia; Tokyo, Japan

CBRE GRES recognizes its fiduciary duty to reasonably supervise its branch offices and in accordance with its fiduciary duty, it is CBRE GRES’ policy to conduct thorough and substantive reviews on a periodic basis of each branch office to determine whether supervisory systems and compliance procedures are being followed. The CCO will be responsible for conducting an inspection of each office, to include a periodic review of customer accounts for the purposes of exposing and preventing irregular activity and abuse. CBRE GRES will preserve records that evidence the date(s) upon which each inspection was conducted. Unannounced inspections may be performed where there are indications of misconduct or potential misconduct detected by the Company’s compliance and supervisory system.
Procedures
The CCO shall periodically arrange for a review to thoroughly inspect one or more areas of each branch office. The review generally will be announced; however unannounced inspections may be appropriate where there are indications of misconduct or potential misconduct, numerous client complaints, or excessive trade corrections. When and how often a particular office will be inspected will depend upon the nature and volume of business conducted through that office. At a minimum, each office will be examined no less than annually.
Set forth below are typical functions that the CCO may perform in a given review:
•	Review a random sample of Client files and other books and records; and

•	Review Company correspondence and marketing materials.
IX.	DISASTER RECOVERY PLANNING
Issue
This document outlines the immediate and long-term contingency planning and recovery process of CBRE GRES. The purpose of this Contingency and Disaster Recovery Plan (“CDRP”) is to provide specific guidelines the Company will follow in the event of a failure of any critical business capability.
Responsibility
The CCO along with the Information Technology department will be responsible for ensuring that written procedures are in place to launch a timely recovery from a disaster.
Objectives
The basis of these procedures is to minimize the impact of a disaster to the Company, its supervised persons, vendors and clients. The Contingency and Disaster Recovery Plan objectives include:

•	Provide for an immediate, accurate and measured response to emergency situations.

•	Minimize the impact upon the safety and well being of firm personnel.

•	Protect against the loss or damage to organizational assets.
The Contingency and Disaster Recovery Plan describes alternative physical facilities, communication arrangements, ensuring client service, maintaining record keeping, hardware, software, executing and clearing firms, training, testing, and evaluation of the plan. See Attachment A for the Company’s Disaster Recovery Plan.

Attachment A
CB Richard Ellis Global Real Estate Securities, LLC

Contingency and Disaster Recovery Plan

January 2010
Summary
This document outlines the immediate and long-term contingency planning and recovery process of CB Richard Ellis Global Real Estate Securities, LLC (CBRE GRES). The purpose of this Contingency and Disaster Recovery Plan (“CDRP”) is to provide specific guidelines the firm will follow in the event of a failure of any critical business capability.
Goals and Objectives
The goal of the CDRP is to provide uninterrupted service to our clients or to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:
1.	Provide for an immediate, accurate and measured response to emergency situations;

2.	Minimize the impact upon the safety and well being of firm personnel;

3.	Protect against the loss or damage to organizational assets;
Risk assessment, disaster prevention, and disaster avoidance are critical components of the CBRE GRES contingency planning process. The implementation of this CDRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.
Contingency and Disaster Recovery Team
The following list provides both the Company’s supervised persons and a vendor support contact for each of our critical business areas:

	CBRE GRES	Vendor
Business Area	Coordinator	Contact	Vendor Phone Number
Physical Facilities	Steve Carroll CCO	Berhinger Harvard	410-625-3118 ext. 11
Communications	Nina Gregory/Lisa Garrison	CBRE	410-244-3175 410-244-3145
Recordkeeping	Lisa Garrison Senior Operations Manager	Allyson Kilburn AXYS	415-645-1346 aakilbur@advent.com

	CBRE GRES	Vendor
Business Area	Coordinator	Contact	Vendor Phone Number
Hardware/Software	Russ Epstein IT Manager	Russ Epstein	213-683-4241
Executing and Clearing Firms/Custodians	Lisa Garrison Senior Operations Manager	Multiple Contacts at Various Brokerage Firms	N/A
Training, Testing and Evaluation	Steve Carroll CCO	N/A	N/A
Contingency Policies and Procedures
The Contingency and Disaster Recovery Team will be responsible for assessing the extent of damage, verifying the usability of all essential services during any major disruption or emergency and, more importantly, for ensuring the completion of all detailed continuity planning for the business.
In order to maintain operations during the commencement of a significant emergency or disaster, CBRE GRES will ensure all of the firm’s personnel are contacted to confirm their well-being and to provide information about alternate work arrangements. Essential business and technology personnel will be notified via telephone, cell phone, or electronic mail with instructions on how and when to proceed to a known and agreed upon alternative site.
A. Physical Facilities and Alternative Work Sites
Arrangements have been made to provide alternative physical facilities for supervised persons to use in the event that CBRE GRES’ primary facilities become unusable. The location is as follows: 555 Eleventh Street NW, Washington D.C. 20004. If it is determined that the building occupied by CBRE GRES is uninhabitable for any reason, an assessment will be made to immediately determine the nature and extent of the problem, emergency or disaster. In the event the building cannot be entered due to riot, fire, government action or for any other reason, the following procedures are to be followed:
The individual discovering the situation will immediately notify Steve Carroll.
Steve Carroll will notify all other personnel that the building cannot be entered, and that an offsite emergency meeting will take place.
The nature of any further action will be determined during the offsite emergency meeting, including, if necessary, relocation of key business and technical personnel. In addition, CBRE GRES personnel have the ability to access nearly all of the firm’s electronic records and conduct securities transactions on behalf of CBRE GRES’ advisory clients from the alternate location.
If necessary, alternative, functioning sites will be utilized until the primary offices can be reinhabited or permanently relocated.
Steve Carroll will notify new personnel of any alternative site.

Every effort will be made to protect and preserve the original documents maintained in CBRE GRES’ primary office. Backup information files and copies of duplicate electronic records will be retrieved and/or transferred to any alternative work site.
B. Communications
In the event the that CBRE GRES loses local telephone service, long-distance service or any other telecommunications services, then the following procedures will be followed:
Nina Gregory (Operations Manager) or Lisa Garrison (Senior Operations Manager) will immediately ascertain the nature and expected duration of the outage.
If the outage appears significant and involves loss of local service or all long-distance service, it may force a relocation of key personnel to an alternative work site. Nina Gregory, or in her absence Lisa Garrison, will use her cell phone to contact CBRE GRES personnel and provide an update on the situation.
If the outage is limited to the temporary loss of local or long-distance services, Nina Gregory will continually reassess the situation until service has been fully restored. Supervised person’s personal cell phones should be used as an alternative to temporary losses of local or long distance service.
CBRE GRES has created a master supervised persons phone list which includes the cell phone number of each of its supervised persons. In the event of a total phone system failure, supervised persons will utilize their cell phones to maintain contact with one another and to operate the business.
C. Client Services and Recordkeeping
CBRE GRES has implemented a variety of procedures to maintain close contact with each of its clients and clearing and executing broker-dealers to ensure there is no disruption in service during any failure of one of CBRE GRES’ critical business capabilities. CBRE GRES maintains a detailed list of the contact persons at each of its clearing and executing broker-dealers. If either CBRE GRES or any of its clearing and executing firms experiences a systems or business failure, immediate contact will be initiated with affected firms to determine the cause, nature and extent of the disruption. Since CBRE GRES’ executing and clearing firms maintain several offices throughout the United States and around the world, CBRE GRES is confident that any major disruption, emergency or disaster that could potentially affect one geographic region (i.e. terrorist attack) would have little impact on the ability of CBRE GRES to continue it’s operational and business relationships with such firms.
CBRE GRES’ contingency planning process includes a number of procedures for maintaining client records. CBRE GRES has a critical obligation to protect information and allow access to backup sources of information in the event of a disaster. CBRE GRES receives daily electronic trading downloads from each of its clearing and executing broker-dealers. In addition to daily electronic transmissions, CBRE GRES may request that each of its broker-dealers send physical reports which detail clients’ securities transactions. If an emergency or disaster results in CBRE GRES’ loss of original documentation, CBRE GRES’ broker-dealers will provide the necessary supporting documentation. Lisa Garrison is responsible for efforts to remediate issues with client services and recordkeeping.
D. Hardware/Software

The failure or temporary loss of certain of CBRE GRES’ hardware infrastructure or software applications will be addressed by CB Richard Ellis Investor’s Information and Technology Department. CBRE GRES has determined that it is more likely for the firm to encounter sporadic hardware and software failures rather than a preponderance of such failures at one time.
If a failure of the internal system network is suspected, CBRE GRES will contact the vendor(s) and technology consultants. Functionality tests will be performed to determine the extent of damage. If hardware is functional, all software and files can be restored from a tape backup. If hardware has been damaged, the vendor will be instructed to repair the network or build a new one with similar capabilities.
CBRE GRES’ electronic records are backed-up on a weekly basis and stored offsite. CBRE GRES’ off-site record storage arrangements ensure that all necessary records will be available to meet operational and regulatory requirements in the event of a disaster. In the event the network is functional but supervised persons cannot access CBRE GRES’ office, supervised persons can access their e-mail from a remote location via a password protected internet website.
E. Executing and Clearing Firms
CBRE GRES does not maintain custody of clients’ funds or securities, make markets in any securities, execute trades directly or participate in underwritings for advisory clients. Each of these tasks is conducted by CBRE GRES’ executing and clearing broker-dealers and clients’ custodians. Each of CBRE GRES’ executing and clearing broker-dealers has developed contingency procedures to provide the above noted services in the event of a business disruption. Nevertheless, in the event of a disaster, the CCO, Steve Carroll shall be responsible for leading the efforts to remediate all problems.
F. Training, Testing and Evaluation
Supervised persons are provided with a copy of CBRE GRES’ CDRP upon commencement of employment. In addition, firm personnel are required to annually review the relevant portions of the CDRP that pertain to them. The CCO, or his/her designee shall be responsible for training supervised persons on the CDRP and answering questions about the supervised persons responsibilities to ensure the success of the CDRP in the event of a disaster.
X.	CLIENT ACCOUNTS AND DOCUMENTS
A. Purpose. This section sets forth the Company’s procedures for preparing client contracts, maintaining and delivering the required disclosure document(s), and describes what constitutes custody of client assets under the provisions of the Advisers Act.
B. Client Contracts. All client contracts must meet, at a minimum, the following requirements:
•	Contracts must not be assignable without written client consent;

•	No contract provision may be used to waive the Company’s compliance with the Advisers Act or other applicable regulations;

•	Contracts must include a signed acknowledgment by the client of receipt of all disclosure documents; and,

•	All contracts must be in writing and signed by both the client and an authorized representative of the Company.
C. Disclosure Documents.
a. Brochure Rule. Rule 204-3 of the Advisers Act requires the Company to provide certain written disclosures to prospective and existing clients at specified times. This requirement is commonly known as the “Brochure Rule.” Providing advisory clients with this brochure will ensure that they receive certain basic information about the Company and its business practices.
b. Formats. The brochure will include a copy of Part II of the Company’s Form ADV (see below section M. titled Part II of Form ADV).
c. Delivery. The brochure should be furnished to the client or prospective client at least forty-eight (48) hours prior to entering into an advisory agreement.
d. Late Delivery. The brochure must be delivered no later than at the time the agreement is signed. If delivered within less than forty-eight (48) hours of signing, the client will be entitled to terminate the contract without penalty within five business days of entering the contract.
e. Form of Delivery. On an annual basis, the Company must either deliver, or offer to deliver without charge, a copy of the brochure upon written request from a client. The brochure must be mailed within seven (7) days of the client’s request. If the brochure is e-mailed, it should be sent using the “Return Receipt” function to document that it was received.
f. Required Disclosures. Clients should be provided with the following disclosures:
The Company’s applicable fees, including:

•	the amount of fees and how they are calculated;

•	when the fees will be paid;

•	how the fees will be calculated for partial periods;

•	whether the client will be billed for fees or whether the fees will be deducted from the account; and

•	if performance fees are involved, how they are structured.

•	the Company’s procedures for protecting the confidentiality of client information;

•	a description of the type and frequency of reports to be provided to clients;

•	the addresses for sending notifications;

•	the procedures and time required to terminate the contract;

•	the procedures for fee settlement in the event of termination of the contract; and,

•	the term of the contract and any renewal requirements.
D. Other Disclosures. Where applicable, the following additional disclosures should be provided to clients:
a. The degree to which the Company exercises discretionary control over client assets;
b. Limitations the Company may place on its services, such as only offering investment advice and money management services;
c. The existence of any investment guidelines or restrictions on the account;
d. The Company’s use of affiliated broker-dealers and the inherent conflicts of interest;
e. The Company’s use of any sub-advisers;
f. How proxy voting responsibility is handled;
g. How investment opportunities are allocated between clients;
h. Whether securities orders will be bundled with those of other clients;
i. Whether the Company will buy, sell, or hold the same securities that are recommended to clients and the Company’s procedures for avoiding conflicts of interest;
j. A statement that the Company’s services are not exclusive.
E. Disciplinary Disclosure. Advisers Act Rules 206(4) — 4(a) (2) All material facts must be disclosed as discussed in the instructions to Part I of the Form ADV.
a. Court Proceedings (Criminal and Civil).
1. If applicable, that the Company has been permanently or temporarily enjoined from engaging in investment-related activities;
2. If applicable, that the Company or any member of its senior management has been convicted of or has plead guilty or nolo contendere to a felony or misdemeanor involving an investment related statute; fraud; making false statements; omissions; wrongful taking of property; bribery; forgery; counterfeiting; or, extortion; and

3. Disclosure should be made for a period of ten (10) years from the time of the event.
b. Regulatory Proceedings. If applicable, that the Company or an associated person of the Company:
1. caused an investment related business to lose its authorization to conduct business or was found to have violated a statute and was subject to an action denying, suspending, or revoking its ability to do business; or
2. received a fine in excess of $2,500 in a self-regulatory proceeding.
F. Financial Disclosure. Advisers Act Rules 206(4) — (4(a) (1)
The Company must disclose any facts or circumstances which might reasonably impact on the Company’s ability to meet its contractual commitments to clients.
a. Fee Schedule.
1. Disclosure. All material information regarding fees must be disclosed to the client
2. Amount. Compensation must be fair and reasonable.
b. Performance Based Fees. Advisers Act Rule 205
The Company is aware that, in most instances, performance based fees may only be charged to “qualified clients.” Because the Company does not accept outside investments of less than $1 million, by definition all of its investors meet the qualified client standard.
c. Solicitor Fees. Advisers Act Rule 206(4)-3.
1. Review. The Company currently may pay direct referral fees to finders or solicitors for obtaining new advisory clients. In addition, the CCO will review all solicitor fee arrangements to ensure that they comply with the requirements set forth herein.
2. Requirements. Such arrangements must be in the form of a written agreement and the solicitor must not be subject to a statutory disqualification.
3. Disclosure. The required client disclosure depends on the type of solicitation:
(i)	Impersonal Services Only. Includes investment advice not intended to meet the investment objectives or needs of specific individuals or accounts. No specific disclosure is required;

(ii)	Affiliated Solicitor. If the Company is using an affiliated solicitor who is offering personalized advisory services, the nature of the relationship must be disclosed but no disclosure of the specific terms of the agreement is required;
(iii)	Unaffiliated Solicitor. If the Company is using an unaffiliated solicitor, full disclosure of the relationship must be made including the amount of compensation the solicitor will be paid. In addition, the client must sign a written acknowledgment showing that the solicitor’s disclosure was received.
G. Custody of Client Assets.
a. Regulations. Advisers Act Rule 206(4)-2 sets forth extensive requirements regarding possession or custody of client funds or securities. In addition to the provisions of this rule, many states impose special restrictions or requirements regarding custody of client assets.
b. Responsibility. It is not anticipated that the Company will maintain possession or custody of client funds. These assets are expected to be held by a client’s custodian. Although the Company will never take physical custody of client assets, it may be deemed to have constructive custody of client assets in the event that it or an affiliate it controls act as the general partner or managing member of a client partnership such as a pooled fund.
Definition of Custody. Investment advisers with custody or possession of advisory client funds or securities must comply with Rule 206(4)-2, under the Advisers Act. Rule 206(4)-2 is designed to protect clients from insolvency of the adviser and misappropriation of their assets by requiring such advisers to institute certain safeguards. The amended rule defines custody as holding, whether directly or indirectly, a client’s funds or securities or having authority to take possession of them.
c. Inadvertent Receipt of Funds or Securities. In this case, it is the Company’s policy to assist the client in such matters without assuming custody. If the Company inadvertently receives client funds or securities the Company will take the following steps to correct this action.
1. The Company will make a record of the receipt of client funds and/or securities in the Company’s Funds/Security Received — Forwarded Log. A notation of the receipt of the funds/securities received including the name of person who received the funds or securities, client name, date received, amount of the funds or name of the security, number of shares or face value of such security, coupon and maturity date (if applicable) as well as the date the funds/securities were returned, how they were returned and by whom they were returned will be made in the Company’s Funds/Security Received — Forwarded Log.

2. When the Company inadvertently receives funds/securities, a photocopy of the check or securities received will be made and placed in the client’s file.
3. The Company will return the funds/securities to the client with a letter of instruction on how and where the client should forward funds/securities now and in the future. The Company will return such funds or securities within three days of receipt by US Mail, registered, return receipt requested or by courier service.
4. The Company will keep a copy of the cover letter and the return receipt/courier notice in the client file.
d. Custody of Fund Assets. In the event that the Company assumes constructive custody of a client’s fund assets, the Company will ensure that audited financial statements are sent to all clients of investment funds managed by the Company within 120 days of the end of the fund’s fiscal year.
e. Receipt of Third Party Funds. It is not anticipated that the Company will be in receipt of third party funds however, if the Company receives a check from a client payable to a third party the Company will make a photocopy of the check, issue a receipt to the client and then forward the check directly to the third party. A copy of the check, the receipt and the transmittal form will be kept in the client file. A notation of the receipt of the check including the client’s name, date received, amount, check number and name of third party to whom the check is payable as well as the date the check was forwarded and how it was forwarded will be made in a Checks Received and Forwarded Log.
f. Account Statements. The Company will rely on the client’s qualified custodian to send quarterly account statements directly to the client. The Company will instruct the client to request that a copy of the quarterly accounting statements be sent to the Company. Note: if a client does not receive account statements directly from the qualified custodian, the Company must continue sending quarterly account statements to that client.
g. Definition of Qualified Custodians. Qualified custodians include the types of financial institutions that clients and advisers customarily turn to for custodian services. These also include banks and savings institutions, registered broker dealers, and registered futures commission merchants.
h. Use of an Independent Representative. In the event the client does not wish to receive such statements the Company will require the client to submit such request in writing. The client at that time must designate an independent representative to receive those statements. A record of such request will be kept in the client file.
i. Definition of Independent Representative. An independent representative is defined as a person that:
1. acts as agent for an advisory client and by law or contract is obligated to act in the best interest of the advisory client;

2. does not control, is not controlled by, and is not under common control of the Company; and
3. does not have, and has not had within the past two years a material business relationship with the Company.
XI.	MARKETING
The term “Advertisement” shall include any written correspondence or communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.
Regulations
Rule 206(4)-1(a) under the Advisers Act governs investment adviser advertising. The rule forbids an advertisement that:
•	Refers to any testimonial of any kind concerning CBRE GRES or any advice, analysis, report or other service rendered by CBRE GRES;

•	Refers to past specific recommendations of CBRE GRES that were or would have been profitable to any person;

•	Represents that any graph, chart, formula or other device offered by CBRE GRES can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

•	Contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•	Contains any untrue statement of a material fact, or which is otherwise false or misleading.
Additionally, the SEC has issued no-action relief letters to investment advisers regarding their use of advertisements. CBRE GRES intends to follow the requirements and guidelines outlined in the applicable no-action letters.
Policy
All marketing materials produced by CBRE GRES shall conform to applicable rules and regulations promulgated under state and federal securities laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. CBRE GRES has established this policy to help ensure compliance with applicable rules and regulations.
In general, all marketing materials will be considered advertisements. CBRE GRES is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect when it could be argued that no single statement of a material fact is incorrect are prohibited. In considering whether marketing materials are misleading, the following factors are considered:
•	The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

•	The general economic or financial conditions affecting any assumptions in the materials;

•	Any representations of future gains, income or expenses;

•	Any portrayals of past performance that imply that past results may be repeated in the future, or that can not be justified under the circumstances;

•	Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

•	Any exaggerated or unsubstantiated claims.
Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.
Any material that is solely for distribution internally to CBRE GRES and its affiliates must contain the legend “Internal Use Only” and may not be provided to persons who are not supervised persons of CBRE GRES.
Performance
The Advisers Act does not specifically address performance advertising. CBRE GRES follows the criteria outlined by the SEC and, where applicable, when it includes performance information in its advertising materials.
Global Investment Performance Standards
CBRE GRES claims compliance with the Global Investment Performance Standards (“GIPS”). As such, it follows all relevant GIPS requirements, including (but not limited to):
•	Claims of GIPS Compliance

•	Definition of the Company

•	Composite Creation

•	Calculation Methodology

•	Required Disclosures

•	Maintenance of Supporting Documentation

•	Presentation and Reporting

All marketing materials are reviewed for GIPS compliance by the CCO, or his/her designee. For more guidance, see the Performance Measurement section of this manual.
Superfluous Statements
CBRE GRES may not include superfluous words or statements in its marketing materials that may cause an investor to believe that he/she could not obtain comparable advisory services elsewhere. In addition, CBRE GRES’ marketing materials must not contain exaggerated or unsubstantiated claims, and shall adopt a balanced approach to marketing its advisory services.
Substantiation of Claims
CBRE GRES must be able to justify statements such as “we have achieved long-term out-performance” and “CBRE GRES has a highly rated investment process”. Substantiation of such claims may be accomplished in a number of ways, including, but not limited to, maintaining historical data or independent third party assessments.
Past Specific Recommendations
As noted above, CBRE GRES is prohibited from including past specific recommendations in advertisements that refer directly or indirectly to past specific recommendations made by CBRE GRES unless generally the advertisement sets out a list of all recommendations (with specific information included) made by the adviser within at least the prior one-year period.
However, the SEC staff has clarified its position on this issue through the following three no-action letters:
•	Investment Counsel Association of America, Inc. (“ICAA”, pub. avail. March 1, 2004) permits an adviser to furnish specific information about its past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. The adviser may furnish the same information to existing Clients provided that the Clients have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services. When providing past specific recommendations to consultants/Clients as set forth above, the adviser must do so in a balanced non-misleading way.

•	Franklin Management, Inc. (pub. avail. December 10, 1998) permits advisers to include a partial list of its securities recommendations in advertisements provided that the list is selected based on objective, non-performance based criteria (such as a top-ten holding list); the same selection criteria is used each time an advertised list is used; the list will not discuss, directly or indirectly, the amount of the profits or losses, realized or unrealized, of any of the specific securities; and, the adviser maintains, and makes available to the Commission staff for inspection, records that evidence the complete list of all recommendations made by the adviser.

•	The TCW Group, Inc. (publicly available November 7, 2008) permits investment advisers to advertise at least 10 holdings that contributed most positively and most negatively to an investment strategy over a designated period. Advisers relying on the TCW no-action letter must show an equal number of holdings that contributed to, and detracted from, the strategy’s performance, and must show all such holdings with equal prominence. Advisers must also show the average weight and performance contribution of each holding during the period, which must be consistently calculated in a mechanical, objective manner. Any advertisement showing the best and worst performing Securities must disclose how the recipient of the advertisement can obtain (i) the calculation methodology and (ii) a list showing every holding’s contribution to the strategy’s performance during the period in question. Advisers relying on the TCW no-action letter must also maintain, and make available to the staff of the SEC upon request, records that evidence:
•	The criteria used to select the specific Securities shown in each advertisement;

•	A list showing the contribution of every holding to the strategy’s performance during each period advertised; and

All supporting data necessary to demonstrate that the contribution analysis and Security selection was conducted appropriately.
Use of “RIA” or “Investment Counsel”
CBRE GRES may not in any way, represent or imply that it has been sponsored, recommended or approved, or that its abilities or qualifications have in any respect been passed upon by the SEC, or any regulatory authority/organization. In addition, CBRE GRES forbids the use of “RIA” or “Investment Counsel” on business cards or marketing materials describing supervised persons’ qualifications.
Testimonials
As noted above, CBRE GRES is prohibited from using testimonials, which are generally understood to include any statement that endorses CBRE GRES or refers to a favorable investment experience with the Company. The SEC believes that testimonials may create a deceptive or mistaken inference that the reader of the testimonial may mistakenly believe that he/she is likely to experience the same favorable results as those of the person providing the testimonial.8
In its most recent no-action letter dealing with this issue to Cambiar Investors, Inc. (“Cambiar”, pub. avail. August 28, 1997) the SEC indicated that advisers may distribute a partial list of Clients to prospective clients and consultants, provided that the following conditions are met:

[8]	However, in Kurtz Capital Management (pub. avail. January 18, 1988) the SEC staff took the position that bona-fide unbiased third-party reports may contain testimonials.

•	the adviser will not use performance based criteria in determining which Clients to include in the list;

•	each client list will carry a disclaimer stating that it is not known whether the listed Clients approve or disapprove of the adviser or the advisory services provided; and

•	each client list will include a statement disclosing the objective criteria used to determine which Clients to include in the list.
In addition to the position set forth in Cambiar, the conditions of the ICAA letter described above also apply to CBRE GRES furnishing of a testimonial to a client, prospective client or consultant in response to an unsolicited request.
CBRE GRES WILL NOT USE THE NAME OF A CLIENT IN
PROMOTIONAL MATERIALS WITHOUT THE CLIENT’S PRIOR
CONSENT.
Responding to Questionnaires, Surveys, and Other Communications
Questionnaires, surveys, and other communications furnished to third parties that publish reports about advisers are considered advertisements by the SEC. Steve Carroll and Jeremy Anagnos are responsible for coordinating and responding to all RFPs and questionnaires received from third parties. Prior to dissemination, they will review the RFP or questionnaire for accuracy. The parent company, CB Richard Ellis Investors, may assist with RFPs.
CBRE GRES will maintain a copy of any written communication provided to such third parties and should a third party publish inaccurate information regarding CBRE GRES, the CCO will contact the publisher to inform them of the error.
Procedures
1.	All marketing materials utilized by CBRE GRES’ offices and “wholesalers” must be submitted to the CCO for approval prior to dissemination.
2.	CBRE GRES must retain copies of all marketing pieces utilized by individuals marketing CBRE GRES’ services.
3.	Any proposed presentation to, or interview with, the media by a supervised person must be approved in advance by the CCO.
4.	Proposed articles in magazines and other publications must be approved in advance by the CCO.

5.	A supervised person who proposes to participate in a seminar or give a speech must pre-clear such activity with the CCO. Any written materials, slides, and other presentation materials to be supplied at the seminar or speech must be pre-approved by the CCO.
Books and Records
In its books and records, CBRE GRES will maintain copies of all marketing materials. These materials may include (this list is not intended to be exhaustive):
•	Brochures

•	Newsletters

•	Web Site

•	Article Reprints

•	Press Related Marketing Materials

•	Letters to Current or Prospective clients

•	Responses to RFP’s

•	Quarterly and Annual Data Provided to Consultants

•	Consultant Questionnaires

•	Presentations developed for Seminars or client Meetings

•	Transcripts of Newspaper Interviews

•	Transcripts or Tapes of Television Appearances

•	E-mails
XII. ELECTRONIC COMMUNICATIONS
This Electronic Communications Policy and Procedures (the “EPolicy”) has been adopted by the Company to comply with federal and state securities laws, including Rule 204-2 (the “Rule”) under the Advisers Act, as well as other relevant state, federal and international privacy and related laws. The EPolicy was designed to ensure that the Company implements reasonable procedures to monitor supervised persons’ use of the Internet and electronic communications, including without limitation, e-mail.
All software, files, e-mail messages, and voice mail messages on the Company’s computers, network, and communications systems are the property of CBRE GRES. These resources are made available by the Company to facilitate your ability to do your job efficiently and productively. To that end, supervised persons are to use computers, software, and Internet access for the benefit of the Company and its clients.
Legal Requirements
Rule 204-2 under the Advisers Act requires an investment adviser to maintain a number of books and records related to its business including: financial and accounting records, advisory business records, marketing and performance records, custody records and proxy voting records. In addition, the Company may be held accountable by a regulator or a client for illegal or inappropriate behavior of supervised persons accessing the Internet through the Company’s facilities. The following items are of significant importance to CBRE GRES: protection of proprietary information, isolation and security of internal systems, and computer virus protection.
Policy
This EPolicy applies to all communications, including e-mail, fax, telephone and voice-mail. Supervised persons are reminded that CBRE GRES requires supervised persons to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow supervised persons. A supervised person’s use of the Company’s e-mail, computer, Internet, telephone and voice-mail systems is held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies. The Company expects its supervised persons to use good judgment in their use of these systems.
Procedures
A.	Correspondence. Any written electronic communications sent by a Company supervised person to clients, customers, service providers, another Company supervised person, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on the Company’s letterhead. In addition, such communications may be subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the date the communication was created — the first two years in the office of the adviser. Investor or client complaints that are received by a supervised person via e-mail must immediately be forwarded to the CCO.

A.	Electronic Mail. Supervised persons must take great care in preparing and sending both internal and external e-mails. Certain e-mails that are sent to more than one person (including clients, prospective clients, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a new marketing or promotional piece.

The Company requires that supervised persons maintain all correspondence, including e-mails, which is sent to or received by them. Every evening, the Company backs-up its e-mail system to save all of the e-mails in all the Company’s supervised person’s e-mail boxes. These e-mails will be maintained and potentially reviewed by CBRE GRES or its affiliate, CB Richard Ellis Investors, LLC in accordance with the recordkeeping requirements under the Advisers Act, and may be subject to inspection by the SEC, FINRA and others, including any third parties that the Company may contract to monitor supervised person’s e-mail.

Company supervised persons are prohibited from using public e-mail services including Bloomberg from their Company computer (desktop or laptop) or Bloomberg Terminal for business use. Supervised persons are permitted to make reasonable personal use of their

Company e-mail account to send or receive personal e-mails. However, such use should not interfere with the Company’s business activities or involve a meaningful amount of supervised person’s time or the Company’s resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Supervised persons acknowledge that the Company and its authorized agents have the right to access and obtain all e-mails, including personal e-mails that supervised persons send or receive through Company computers. Supervised persons acknowledge that all of their e-mails may be subject to, at any time and without notice to monitoring and review by CBRE GRES and/or its authorized agents as permitted or required by law. Supervised persons expressly consent to such monitoring and review by CBRE GRES and/or its authorized agents of all e-mails.

B.	Privileged Emails. When corresponding via e-mail with its legal counsel, the Company shall consider that such e-mails may be subject to SEC review. As such, the Company will consider the maintenance of a “Vaughn index” to log e-mails in which it will seek the attorney-client privilege.[9] E-mails in which the Company seeks to exert the attorney-client privilege should be marked by including the phrase, “Privileged and Confidential” in the subject line of the e-mail. Notwithstanding the foregoing, legal privilege is not applicable on a wholesale basis or simply because the Company wants it to be. Including the words “Privileged and Confidential” does not automatically confer privileged status. Recent legal decisions have tended to confine the ambit of privilege considerably more narrowly than was previously generally understood

C.	Instant Messaging and Chat Rooms. Instant messaging is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A “chat room” differs from instant messaging as several users have the ability to communicate with one another in real time.

Supervised persons are strictly prohibited from utilizing instant messaging and chat rooms including such communication on Bloomberg. However, CBRE GRES’ traders are permitted to use Bloomberg messaging services for company related activities.

D.	Prohibited Communications. The Company prohibits supervised persons from using the Company’s electronic facilities to do any of the following:

•	Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

[9]	The term “Vaughn index” is derived from Vaughn v. Rosen, 484 F.2d 820 (D.C. Cir. 1973). A Vaughn index is an itemization of the documents claimed to be privileged together with an assertion of the privilege or privileges claimed for each document. The “privilege log” should include, at a minimum: the date of the e-mail, the author, the recipient, and the basis or assertion for the claim of privilege.

•	Transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

•	“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., spoofing”) or disseminate intentionally any viruses or other destructive programs;

•	Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-Company approved purposes;

•	Establish a personal business using Company facilities for personal profit; or

•	Download, install or execute software, including patches and upgrades, without prior approval of the Company’s CCO.

E.	Electronic Delivery of Regulatory Documents. The expansion of the Internet and electronic communications now allows advisers to deliver investment adviser regulatory documents electronically. The delivery of such communications, including, among other things, an adviser’s Form ADV and privacy policy, must be made in accordance with the three elements of Notice, Access, and Evidence of Delivery as discussed more fully below.

Notice — Information provided electronically (i.e., on the Company’s website or in an e-mail sent by a Company supervised persons to a client) provides notice to the client that they have received something important.

Access — Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., Internet website or e-mail) should not be so burdensome that intended recipients cannot effectively access the information provided. Persons to whom information is sent electronically must have an opportunity to retain the information through the selected medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

Evidence of Delivery — When providing documents electronically, one must have reasonable assurance that such document have been actually delivered. In order to evidence satisfaction of delivery obligations advisers may: 1) obtain the client’s informed consent, 2) obtain evidence the client has actually received the document (i.e., return receipt), or 3) disseminating information via fax. If the Company does not receive a delivery confirmation electronically from a client, Lisa Garrison will follow up with a call to ensure delivery.

F.	Security. The Internet is not a secure environment. Files and e-mail can be intercepted and read by technically savvy Internet users, including the Company’s competitors. All supervised persons should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one’s job.

G.	Reporting Problems. If sensitive Company information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, supervised persons shall immediately notify the Company’s CCO. In addition, the CCO should be notified if any unauthorized use of the Company’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the Company’s CCO should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to Company’s technology expert as one of these issues may indicate a computer virus infection or similar security problem.

H.	Monitoring and Surveillance Program. In order to ensure compliance with this EPolicy, the Company reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via the Company’s electronic communications resources and all communications, information or materials created or stored on the Company’s network computer systems or on an supervised person’s personal computer. Thus, supervised persons should be mindful that their e-mails may be reviewed on a random basis by the Company or its authorized agents. At any time, the Company may require a supervised person to provide the Company with any of their electronic access codes or passwords.

The Company may monitor the electronic communications of supervised persons for any purposes, including without limitation: regulatory requirements, investigating possible supervised persons theft or espionage, monitoring work flow, retrieving missing business data in an supervised person’s absence, reviewing and evaluating supervised persons performance, ensuring that the Company’s systems are used for legitimate purposes and not for the transmittal of discriminatory or offensive messages, finding illegal software installed on an supervised person’s computer, ensuring that supervised persons are either not using the Company’s equipment and resources for personal purposes, or complying with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests.
Supervised Persons Consent and Non-Compliance with the EPolicy
Supervised persons consent and compliance with this EPolicy is a term and condition of their employment. Failure to abide by this EPolicy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management. In any situation where supervised persons are unsure about the application of this policy, they are encouraged to discuss the situation confidentially with the CCO.
Confidentiality

All reports and any other information filed with the Company pursuant to this EPolicy shall be treated as confidential, except that the same may be disclosed to the Company’s management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.
Questions or Concerns
Any questions or concerns regarding the Company’s EPolicy, or whether a particular record (electronic or otherwise) is required to be maintained, should be directed to the CCO.

XIII. TRADING/PROHIBITED TRANSACTIONS
The SEC has indicated that among the specific obligations that flow from an adviser’s fiduciary duty is the requirement to seek to obtain the best price and execution of client securities transactions where the adviser is in a position to direct brokerage transactions (See In the Matter of Kidder Peabody & Co., Advisers Act Release No. 232 (pub. avail. October 16, 1968) and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (pub. avail. July 19, 1967)). This memo sets out CBRE GRES’ policy for placing client trades and ensuring that it is seeking to obtain best execution on client trades.
Policy
CBRE GRES’ principal objective in selecting broker/dealers and entering client trades is to obtain best execution for clients’ transactions. As such, CBRE GRES will follow procedures to ensure that it is seeking to receive the best execution available on client trades as there are conflicts of interests that may arise in the trading function.
CBRE GRES recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, CBRE GRES will follow a process in an attempt to ensure that its Portfolio Managers and traders are seeking to obtain the most favorable execution when placing client orders.
CBRE GRES’ allocation procedures seek to allocate investment opportunities among clients in the fairest possible way taking into account clients’ best interests. CBRE GRES will follow procedures to ensure that allocations do not involve a practice of favoring or discriminating against any client or group of clients. Account performance is never a factor in trade allocations.
If CBRE GRES believes that there is a conflict in relation to trading securities between the interests of the CBRE GRES and a client or between one client and another or multiple clients, then we must contact the clients involved to obtain their consent prior to trading. To avoid conflicts, CBRE GRES does not engage in principal trades. CBRE GRES may occasionally direct brokers to cross securities between client accounts, but only if it is in the best interests of both clients and the broker uses the current market price (mean between the bid and ask prices) and clients share the brokerage costs equally. CBRE GRES will typically not engage in cross transactions for clients subject to ERISA.
When necessary, CBRE GRES shall address known conflicts of interests in its trading practices by disclosure to clients and/or in its Form ADV or other appropriate action.
Trade Allocation Procedures
1.	The individual managing the trade, either the Trader or Portfolio Managers, will allocate the securities across the accounts, considering account size, diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio. Allocations must be completed in a timely manner and must be fair and equitable over time. If multiple clients are deemed to be suitable for participation in a particular trade, allocation will be based on a predetermined formula. This applies to all trading activity, including client recommendations and IPO’s.

2.	The predetermined formula is calculated by dividing the total shares of the trade allocated to CBRE GRES by the total number of each participating clients and their total assets under management. All clients participating in each aggregated order shall receive their pro rata share of the aggregated order at the average price and subject to minimum ticket charges, will pay a pro-rata portion of commissions. Deviations from this procedure will be allowed primarily if the Trader or Portfolio Manager responsible for the trade allocation determines that either the number of securities is extremely small, in which case allocation will be random or if a particular client has a substantial cash inflow or a client imposed redemption is required. If an allocation deviates from the above procedure the CCO is required to approve the deviation.

3.	When a trade is to be executed for an individual account and the trade is not in the best interests of other accounts, then the trade will only be performed for that account. This is true even if the individual managing the trade believes that a larger size block trade would lead to best overall price for the security being transacted. Certain clients may have defined investment guidelines which prohibit participation in selected trading opportunities such as IPO’s, overnight offerings, or other client-specific prohibited trading activity.

4.	Instances in which client orders will not be aggregated include, but are not limited to, the following:
•	Clients directing CBRE GRES to use certain broker/dealers, in which case such orders shall be separately effected;

•	Traders and/or Portfolio Managers determining that the aggregation is not appropriate because of market conditions; and

•	Traders and/or Portfolio Managers must effect the transactions at different prices, making aggregation unfeasible.
5.	Prior to execution, CBRE GRES shall formulate allocations on allocation spreadsheets except in cases when CBRE GRES’ Portfolio Managers unexpectedly learn about investment opportunities and completing such written allocations proves unreasonable. If the entire order is filled, clients shall receive their portion of the allocation specified on the allocation spreadsheet. All allocations shall be made prior to the close of business on trade date. In the event that an error is made in an allocation, details of the error shall be noted on the allocation spreadsheet along with the correct allocation. Any reallocations shall be reported to the CCO and client impacted by the error will, at CBRE GRES’ expense, be rectified in a timely manner.

6.	If part of the order is unfilled, the allocation shall be made in accordance with CBRE GRES’ predetermined trading formula described above.

Best Execution
CBRE GRES will evaluate the quality and cost of services received from broker/dealers both on an informal contemporaneous basis and a formal periodic and systematic basis. The evaluations are completed internally. As part of the evaluations, CBRE GRES will consider the quality and cost of services available from alternative broker/dealers, market makers, and market centers. CBRE GRES shall document its informal and formal reviews in a written format.
1.	Company Involvement in the Process
All personnel of CBRE GRES that are involved in the order placement/order execution process will provide input regarding CBRE GRES’ execution quality, including Portfolio Managers, Traders, CCO, and Operations personnel.
2.	Qualitative & Quantitative Analysis
The determinative factor is whether a transaction represents the best overall execution for the client and not whether the lowest possible commission cost is obtained. The Company considers the full range and quality of the broker’s service in selecting brokers to meet best execution obligations, and may not pay the lowest commission rate available. As a starting point, though, the primary consideration is the trade price and commission quoted by the brokers. These things being equal or fairly equal among brokers, the following qualitative factors, among others, are considered when performing CBRE GRES’ periodic and systematic evaluation of its brokerage arrangements and the execution quality of client trades:
•	Timeliness of execution

•	Timeliness and accuracy of trade confirmations

•	Liquidity of the securities traded

•	Ability to place trades in difficult market environments

•	Research services provided

•	Ability to provide investment ideas

•	Record keeping services provided

•	Custody services provided

•	Frequency and correction of trading errors

•	Ability to access a variety of market venues

•	Potential to effect step-out transactions

•	Access to IPO’s and secondary offerings

•	Expertise as it relates to specific securities

•	Financial condition

•	Business reputation and reliability

Semi-Annual Internal Analyses
CBRE GRES shall convene a Brokerage Review Committee (the “Committee”) that meets on at least a semi-annual basis to analyze its brokerage arrangements. The

Committee shall be chaired by Jeremy Anagnos, Co-Chief Investment Officer, and shall follow the guidance provided in Broker Survey (See Attachment A) as an agenda to its meetings. The Committee shall also engage in a process whereby it will collectively rate its list of approved broker-dealers in accordance with the factors set forth in Attachment B. The resulting broker rankings will assist CBRE GRES in allocating brokerage for the subsequent time period. Following each meeting, a memo will be created which summarizes the discussions and any resulting action items.
3.	Soft Dollar Considerations
The existing policy of CBRE GRES is not to enter into any soft dollar arrangement on behalf of advisory clients. In the event that this policy changes, the CBRE GRES Compliance Policies and Procedures will be revised to reflect this change.
4.	Summary Analysis
CBRE GRES reviews a sample of all transactions and incorporates the qualitative and quantitative factors discussed above into the review. CBRE GRES recognizes areas that represent potential conflicts of interests when considering its duty to obtain best execution. CBRE GRES’ CCO and Portfolio Managers shall meet on at least a semi-annual basis to analyze its brokerage activities. Any potential conflicts of interest associated with trading activity, including client referrals, and IPO allocations will be carefully considered and addressed in order to mitigate any conflict.
Order Documentation Procedures
A.	Order Memoranda
Traders and portfolio managers must transmit orders for securities by placing advisory client orders directly with broker-dealers. The traders and portfolio manager must ensure that all order tickets (either electronic or paper) contain the following information (See Rule 204-2(a) (3) under the Advisers Act):
•	the terms and conditions of the order, instruction, modification, or cancellation;

•	the person connected with the adviser who recommended the transaction to the client;

•	the person connected with the adviser who placed the order;

•	the client account for which the transaction was entered;

•	the date for which the transaction was entered;

•	the bank, broker or dealer by or through whom the transaction was executed;

•	how the trade is to be allocated among Clients; and

•	an indication of whether the orders were entered pursuant to the exercise of discretionary power.
All order tickets must be stored, either in hard copy or electronic form, in accordance with the recordkeeping requirements of the Advisers Act. CBRE GRES currently utilizes the functionality of the Moxy trade order management system to ensure that all “order memoranda” contain the information above.

B.	Allocation Statements
Trading shall maintain copies of all Allocation Statements (in hard copy or electronic form), which are created and maintained via Moxy.
C.	Trade Confirmations
Broker-dealers are required to disclose specified information in writing to customers at or before completion of a transaction in a Security, including listed and OTC options. CBRE GRES will strive to ensure that each transaction entered into on behalf of an advisory client is confirmed in writing to CBRE GRES by the executing broker-dealer by means of a trade confirmation which includes all details of the trade. The Company will also require that executing broker-dealers deliver a copy of the confirmation to our advisory client. Confirmations may be delivered by mail, fax, or other electronic means.
Each confirmation must, among other things: (a) describe the Security, price, quantity, trade date and settlement date, commission, tax or other settlement charges; and (b) specify whether the client account “bought” or “sold”. Special requirements arise in regard to confirmations for particular types of transactions or securities (e.g., swaps and options require special confirmation standards and confirmations of securities listed on an exchange or other organized market may be required to indicate the name of the securities market on which the transaction was made). (See, for example, Rule 10b-10 under the Exchange Act and Advisers Act Rule 204.) Since any inaccurate information in an order placed by CBRE GRES may result in the receipt of an incorrect confirmation, CBRE GRES will ensure that accurate trade information is communicated to executing brokers and that confirmations are reviewed and compared to the original trade execution instructions sent to the executing brokers.

     Attachment A
Brokerage Review Committee Agenda
The Brokerage Review Committee (“Committee”) shall review the following areas relating to its brokerage capabilities and matters relating to execution quality. The Committee shall meet no less frequently than semi-annually. All materials used to form the basis of the Committee’s conclusions shall be maintained and the meetings shall be documented via minutes.
•	The existence of new brokers or relationships

•	The establishment of new soft dollar relationships, if applicable.

•	Any errors in pricing by particular broker(s)

•	Any trading errors by particular broker(s)

•	The existence of conflicts of interest (referrals, soft dollars, etc.) and their effects on CBRE GRES selection of brokers

•	The existence of whether CBRE GRES places trades through registered representatives that may be related to CBRE GRES supervised persons and/or are Clients of CBRE GRES, and the potential for conflicts

•	The existence of any gifts received from brokers and any potential affects that the acceptance of the gifts may have had on the brokerage selection process

•	The fairness of the rotation in which trades are executed including the order in which advisory client accounts are executed and the order in which brokers are called

•	The fairness of CBRE GRES order allocation process (i.e. have Clients been fairly allocated securities in accordance with CBRE GRES’ policy)

•	The benefits and costs associated with the use of “step-out” trades

•	Analyze commission rates paid by Clients and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated to specific brokers). The analysis should include a review of the reasonableness of commissions paid to soft dollar brokers, if applicable.

•	Analyze commission rates paid to brokers and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated). The analysis should note any trades that were executed at greater than 3 cents per share or above 25 basis points.

•	Review the differences of the trading processes occurring from CBRE GRES multiple office locations.

•	Evaluate alternative brokerage arrangements and note CBRE GRES brokerage costs relative to industry norms

•	Review trades to ensure compliance with ERISA mandates

•	Review trades that were executed by CBRE GRES affiliates

•	Establish commission targets for each of its brokerage relationships

•	Complete the Brokerage Review Committee Broker Survey

Attachment B
Brokerage Review Committee Broker Survey
The following Brokerage Review Committee Broker Survey is to be completed by the Committee. Any disputes shall be resolved by the Jeremy Anagnos.

Execution
	Capability				Research Quality				Clearance and Settlement
	(Use 1 to 5 Scale)				(Use 1 to 5 Scale)				(Use 1 to 5 Score)
						Ability to							Total
				Total	Quality of	Facilitate		Total				Back	Clear
				Execution	Proprietary	Soft	Quality of	Research		Frequency of	Settlement	Office	and
	Listed	Foreign	FIX	Capability	Research	Dollar	Investment	Quality	Settlement	Settlement	Error	Customer	Settle
Approved Brokers	Securities	Securities	Connectivity	Score	Provided	Arrangements	Ideas	Score	Process	Errors	Resolution	Service	Score

	Execution Quality (Use 1 to 5 Scale)												Additional Factors (Use 1 to 5 Score)
											Handling	Frequency	Total					Morning/	Total
	Average		General			Minimizing	Responsiveness	Following	Incorporating	Accessing	Large &	of	Execution				Provides	Intraday	Additional	Additional
	Price	Commission	Trading	Maintaining	Accuracy of	Market	to	Specific	Market	Market	Difficult	Trading	Quality	Sales	Financial	Perceived	Access to	Flow	Factors	Relevant
Approved Brokers	Received	Rate	Expertise	Confidentiality	Information	Impact	Inquiries	Instructions	Conditions	Liquidity	Orders	Errors	Score	Coverage	Soundness	Integrity	IPO’s	Call	Score	Comments

XIV. INVESTMENT STRATEGY AND PROCESS
The investment strategy and investment process utilized for each client account is highly dependent on the specific investment objectives and risk profile of particular client. In coordination with each client, CBRE GRES develops a specific strategy for the client’s investment portfolio.
Although the strategy and characteristics of each client’s portfolio differ, the basic investment strategy is based on a standard 3-step investment approach. This approach, which is utilized when building global securities portfolios on behalf of clients, is broadly defined below:
     Step I
•	Based on client discussions, develop portfolio investment strategy and investment guidelines for the mandate including the following considerations:
•	Investment objectives

•	Risk tolerance

•	Investment restrictions
•	Geography

•	Sector

•	Company-specific
•	Designated global property benchmark

•	Currency hedging
     Step II
•	For a standard geographically diversified portfolio, global allocation will be executed using the geographic sub-regions.

•	CBRE GRES ranks the sub-regions based on economic and real estate sector fundamentals and growth outlooks. The ranking is based on economic performance (GDP, consumption, employment, interest rates, inflation, etc) and real estate sector outlook (vacancy rates, rental rates, cap rates, trends). This top-down approach allows the Global Co-Chief Investment Officers to identify those geographic sub-regions that are attractive from a fundamental view and those real estate sectors that are expected to show the strongest medium term growth.

•	CBRE GRES then overlays the valuations of the sub-regions over the economic and real estate rankings. The valuations on a multi-metric basis are evaluated. The sub-regions are ranked on an average of four primary valuations: 3-year cash flow growth; Forward Cash Flow Multiples; NAV discount/premium relative to historical averages (inter region); and spreads between dividend yields and government bond yields (inter region and both absolute and historical). This process results in a combined fundamental and valuation view (ranking) of the sub-regions.

•	Other valuation metrics that are specific to each sub-region are also evaluated.

The following are some of the key valuation metrics utilized in the global valuation model:
•	Dividend yield plus cash flow per share growth

•	EBITDA Yields (Implicit cap rates)

•	3 Year Expected Return (IRR)

•	Volatility (via standard deviation)

•	Other sub-region-specific valuation metrics that are viewed to be important in determining portfolio allocation
The following are secondary and qualitative factors taken into consideration in the consideration of relative value of each sub-region:
•	Equity and bond markets expected performance

•	Capital flows and investor sentiment

•	Currency movement expectations where applicable
•	Following discussions with the regional securities teams and the analysis above, the Global Co-Chief Investment Officers establish the target sub-region weights.
     Step III
•	Following a top-down evaluation, the Regional Portfolio Managers perform the bottom-up analysis. The Regional Portfolio Managers utilize the relevant valuation metrics in their regions to establish targeted country or sector weights and company weights within the sub-region. These targets are discussed on at least a monthly basis with the Global Co-Chief Investment Officers (or more often if material changes are made relative to the investment guidelines of the particular client).
XV. RISK MANAGEMENT / COMPLIANCE MONITORING
A.	Investment guidelines are established for each client account which consider the investment objectives and risk tolerance of the particular client. The client’s risk-return profile is an integral part of establish the strategy for each client mandate.

B.	Tracking error is one key risk measurement tool utilized to monitor portfolio risk. The tracking error of each portfolio is managed by limiting the concentration of portfolio exposure to each regions, sub-region, country, real estate sector, and company. The level of diversification of a client’s portfolio has a corresponding impact on tracking error.

C.	Customized Portfolio E-Rebalancer is also utilized to manage risk. The E-Rebalancer assists us in monitoring the concentration of assets in each region, sub-region, country, real estate sector, and company. The E-Rebalancer estimates relative performance of the related portfolio on a daily basis and calculates the portfolio’s tracking error. The concentration of assets and the tracking error generated is monitored on a daily basis because the E-Rebalancer is linked to Bloomberg.
D.	Deviations from the pre-established investment guidelines are highlighted in the E-Rebalancer for each client and provide a notice to the Co-Chief Investment Officer and Regional Portfolio Managers that a client portfolio must be rebalanced to bring it into alignment with the investment guidelines.

E.	The Company has also implemented a trade order management system (Moxy software) to facilitate trades with third party brokers. This system includes compliance features which ensure accurate trade order communication. This mitigates the risk that restricted securities are purchased or sold. In addition, the Company has implemented the Omgeo system to assist with confirmation and settlement.

F.	Risk management is a priority. The Company carefully abides by the set guidelines and will not deviate in search of excess returns, which could result in a considerably higher tracking error than established for the initial portfolio strategy.
XVI. TRADING PROCESS AND TRADING EXECUTION
The trading decisions are determined by the Co-Chief Investment Officers and Regional Portfolio Managers of CBRE GRES, based on recommendations from the Company’s securities analysts. Company-specific valuation metrics and an assessment of economic and real estate fundamentals of the markets in which those companies operate and invest are evaluated in determining our trading activity.

A.	Based on sub-region, country, and company allocation weightings determined by the Co-Chief Investment Officers and Regional Portfolio Managers, available cash, and current market conditions, the designated in-house trader places trade orders with selected brokerage firms.

B.	Traders and portfolio administrators monitor each account’s cash balance on a daily basis to ensure positive balances.

C.	At the close of trading each day, trader(s) verbally confirms final trade details from brokers and allocates shares bought/sold across all accounts on a pro-rata basis.

D.	Breakdowns are reported back to brokers via fax or e-mail.

E.	Trade details are exported from Moxy into the company’s portfolio management system (Axys).

XVII. TRADE SETTLEMENT
A.	For trading activity in the United States, on T+1 trade details are printed for all trades executed on the prior day (unless otherwise stated in client IMA).

B.	The Portfolio Administrator logs onto DTC and receives confirmations (Axys).

C.	DTC confirmations are matched to portfolio management software reports.

D.	Positive matches are affirmed on line with DTC

E.	Exceptions are researched. Errors by broker are reported promptly to appropriate personnel at brokerage firm.

F.	All DTC confirmations remain on file.

G.	Portfolio management software trade reports are faxed to appropriate custodian or client as required by management agreements and client instructions (if applicable).

H.	Custodian or broker settles DTC affirmed trades.
For global trading versus US/Canada trading, CBRE GRES utilizes Omgeo. Omgeo CTM uses an interface which will allow the Trader to allocate and send trade details to the brokers. The broker then sends a confirmation of the trades completed back through CTM where it is matched with the trades executed in Moxy. Once the trades are matched, settlement notifications are created and sent to the custodians via Swift Messages for further processing and settlement. During the matching process, if there are any discrepancies, Omgeo CTM will notify CBRE GRES of any exceptions to allow for a quick resolution and to avoid trade failures. In addition, settlement instructions can be sent directly to the custodians using Alert.
Trade settlement activity will differ for the Company’s trading activity (and its joint venture partners’ trading activity under the oversight of CBRE GRES) in Canada, Western Europe, Hong Kong, Japan, Singapore, Australia, and other countries in Asia Pacific. The differences predominantly related to the manner in which trades are settled (i.e. the key differences relate to the fact that there is no non-domestic DTC system, and e-mail, fax methods, and trade settlement periods are typically longer).
XVIII. TRADING ERRORS
Issue:

The Advisers Act does not specifically address trade error corrections, and the SEC staff has provided only limited guidance regarding correction of trade errors.
1.	In a letter to Charles Lerner (pub. avail. October 25, 1988), the SEC staff stated that an investment adviser:
•	Should bear any loss associated with correcting a trade error in a client account; and

•	Should not consider a broker’s error correction functions as providing “lawful and appropriate assistance” to the investment manager in the carrying out of his responsibilities to advised accounts. Nor can an “error correction” trade be considered “incidental” to the initial trade for the client; it is an entirely separate transaction effected to correct the manager’s error, not to benefit the advised account. Thus, error correction functions would not constitute research or brokerage services for purposes of Section 28(e).
The SEC stated in the Lerner Letter, the absorption of trade error losses by a broker-dealer relieves the adviser of the responsibility and cost of the error it would otherwise have to bear. The Department of Labor has taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an Employee benefit plan client is a violation of Section 406(b) (3) of ERISA.[10] Under the Advisers Act (which covers relationships with all Clients), the receipt by the adviser of a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser’s fiduciary duty. This does not apply when a broker pays for an error that was the fault of the broker rather than the adviser.

2.	In Advisers Act Release No. 1318 (pub. avail. June 30, 1992), the SEC stated that the investment adviser willfully aided and abetted the violation of Section 206(1) and (2) of the Advisers Act by using one client’s account to correct an error made in another client’s account.

3.	In Adviser Act Release No. 2374 (pub. avail. April 6, 2005), the SEC alleged that traders at an investment adviser sold the same position twice, creating an inadvertent short position. According to the SEC, rather than have the investment adviser absorb the loss created by the error, the CEO and Chairman of the Board improperly took steps that led to the allocation of the loss to several client hedge fund accounts. Specifically, the SEC alleged that the CEO instructed personnel to prepare backdated trade tickets for the erroneous trade to give the impression that the Portfolio Managers had instructed the trading desk to sell the stock short.

The firm allegedly did not have any error correction procedures. The SEC’s complaint did not indicate whether the hedge Funds’ offering documents disclosed whether or not

[10]	Letter from Charles M. Lerner, Director of Enforcement, Pension and Welfare Benefits Administration, to Thomas B. Kelley, CEO, Associated Capital Investors, dated August 17, 1989.

the Funds would indemnify the investment adviser for trading errors. The SEC went on to state that by making its Clients pay for its trade error, the adviser willfully violated Sections 206(1) and 206(2) of the Advisers Act.
Risks
In developing this policy and procedures, CBRE GRES considered numerous risks associated with committing trade errors in client accounts. This analysis includes risks such as:
•	Trade errors not identified and corrected in a timely manner.

•	Trade errors not reported to management, including the CCO.

•	Management does not carefully review each error to determine if procedures may be implemented to prevent future similar errors.

•	Clients bear the loss of trade errors.

•	The number of trade errors is excessive.

•	Documentation of trade errors and their resolution not adequately maintained.
CBRE GRES has established the following guidelines as an attempt to mitigate these risks.
Policy
It is the policy of CBRE GRES that the utmost care be taken in making and implementing investment decisions of behalf of client accounts. To the extent that any errors occur, they are to be (a) corrected as soon as practicable and in such a manner that the client incurs no loss, (b) reported to the CCO, and (c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary.
          Errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a Security or an amount of a Security that is inconsistent with a client’s investment restrictions) or (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a Security other than that which the Portfolio Manager ordered may be purchased or sold). For purposes of this policy, errors in both investment decision-making and trading are referred to as trade errors. A list of common trade errors is included in Attachment A.
Because CBRE GRES manages accounts on a discretionary basis, an overwhelming majority, if not all, trade errors will be caused by CBRE GRES or an executing broker. As mentioned above, in all cases of trade errors, it is CBRE GRES’ policy that a client account be “made whole.” Thus, trades are adjusted as needed in order to put the client in such a position as if the error had never occurred.

Trade errors must be corrected at no cost to the client and Clients may retain any gains resulting from a trade error. Moreover, CBRE GRES will not use “soft dollars” to correct trade errors. CBRE GRES also will not use future brokerage to compensate a broker either directly or indirectly for absorbing the cost of correcting an error in an earlier transaction.
CBRE GRES attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.
Trade Error Procedures
1.	Identification of Trade Error
a)	Portfolio Managers will review each transaction to detect possible trade errors. Upon detection of a possible error, the Portfolio Manager/trader will research the error, cause and the party(ies) responsible for the error and immediately notify the CCO and/or Co-Chief Investment Officers.

b)	Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that more than five days are needed to correct an error, the approval of the CCO to delay resolution of the error must be obtained.
2.	Correcting a Trade Error
a)	A trade error in one client’s account may be corrected through a reallocation of securities to various other accounts participating in the transaction prior to settlement, or alternatively, may be corrected by other transfer involving a post-settlement adjustment involving a purchase or sale between the account in which the error occurred and another client(s) account(s). Such reallocation or other transfer must represent a legitimate investment decision on behalf of each account involved, and then is permissible only if the reallocation or other transfer is done without loss to the transferee account.[11] Final allocations must be documented to ensure that the allocations represent legitimate investment decisions for each of the accounts involved. In the case of mutual funds, a reallocation may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the reallocation. Regulatory restrictions may limit post-settlement adjustments through purchases and sales among certain types of accounts. In no event may such a post-settlement adjustment involve any account subject to ERISA

[11]	A legitimate investment decision means a trade that is deemed to be made in the best interest of the client. It must be an investment that the Portfolio Manager would have made regardless of whether the error had occurred. The Portfolio Manager’s initials on the trade ticket and the supervisor’s initials on any documents shall constitute evidence that the final allocation represents a legitimate investment.

b)	In the case of a trade error caused by CBRE GRES that is discovered prior to the close of trading on the day after the trade date but prior to settlement, the Portfolio Manager/trader may seek cancellation of the trade by the broker if it is documented (e.g., by a printout from a trade screen or such other evidence as the CCO may require) that the price at which the trade was originally placed is not outside the spread quoted for the Security at the time of cancellation. Any such error shall be reported as a trade error notwithstanding cancellation of the trade.

c)	Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the Security or the client account must be reviewed by the CCO. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the ticket. If the record of the trade in question is system-generated, an appropriate audit trail reflecting any modification or cancellation of the trade must be created.

d)	CBRE GRES will maintain all documentation to form an “audit trail” of a trading error to substantiate the course of action and kept in a trading error file. Such documentation may include account statements, trade confirmations, internal memoranda and reimbursement checks.

e)	CBRE GRES’ Traders must complete the Trade Error Reporting and Resolution Form in Attachment C. Errors below $2,000 require review by the Head Trader and CCO; while errors in excess of $2,000 require review by the Co-Chief Investment Officers.
3.	Payment for Trade Error
a)	Broker-dealers may not be permitted to assume responsibility for trade error losses caused by CBRE GRES. Nor may there be any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker to assume responsibility for such losses.

b)	If CBRE GRES is wholly at fault, the broker may retain any profit when the trade is reversed. If the trade is at a loss, CBRE GRES will reimburse the broker for that loss if the broker absorbed the loss, and CBRE GRES will book the charges against its own operating expenses. The Portfolio Manager/trader should immediately cover the trades that caused the error and confirm the covering of the trades that day with the broker/dealer.

c)	In the case of a dispute between CBRE GRES and the broker, in which the trader/Portfolio Manager believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, CBRE GRES may consent to the broker’s assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner shall be documented.

d)	In the event that CBRE GRES elects to reimburse a client for a trade in which the client believes is an error (despite the fact that CBRE GRES is disputing whether the trade was an error and whether CBRE GRES is financially responsible for the trade), prior to disbursing Funds CBRE GRES shall obtain the client’s written approval to resolve the trade in the proposed manner. A copy of the approval letter is included as Attachment B.
4.	Brokers’ Treatment of Trade Errors
Notwithstanding this Trading Error policy, the brokers/custodians through which CBRE GRES places client trades maintain certain policies with respect to trade errors committed by investment advisers through which they do business. Accordingly, the policies may affect the corrective action taken by CBRE GRES for trade/investment errors. However, as noted above, in no case will CBRE GRES’ Clients pay for trade errors and in no case will CBRE GRES allocate brokerage based on a broker’s previous absorption of losses on trade errors.
Trade Break Procedures
The overwhelming majority of instances in which CBRE GRES will correct/amend certain trades result from reconciliation errors between CBRE GRES’ broker/dealers and custodians. CBRE GRES monitors such “trade breaks” in the manner discussed below:
1.	After CBRE GRES processes its daily trades and updates its books and records, it reconciles any trade breaks.

2.	The trade break reports are first downloaded from the custodian/broker-dealer.

3.	CBRE GRES’ traders print and review all trade breaks.

4.	After review, the CCO reviews the trade breaks with the individual responsible for placing the trade.

5.	For any trade break that lasts longer than a day, the back office confirms independently of the individual that placed the trade in question by going directly to the executing broker.

6.	The trade breaks are then deleted and posted by the Operations Managers or Portfolio Administrators into Axys with the proper amounts and quantity.
Responsibilities
The CCO will review error trades when they occur in conjunction with the Portfolio Manager that directed the trade and the trader that placed the trade.
The Operations Managers or Portfolio Administrators are responsible for discovering an unsettled trade during preparation of the daily or monthly reconciliations, and the back-office will notify the client’s custodian to assist in completing the settlement. Problems involving trade fails are brought to the attention of the trader responsible for the trade by the Operations Managers or Portfolio Administrators, if necessary, to resolve fails.

Attachment A
Possible Trade Errors

Types of Errors to Which Error Correction
Procedures Apply	Example
Purchase/sale of securities not legally authorized for an account	Buy foreign securities for a municipal account statutorily barred from owning such securities

Purchase/sale of securities not authorized by the account’s investment objectives	Buy start-up, private placement securities for an account whose investment objectives preclude such investments

Purchase/sale of securities not authorized by the management contract	Buy tobacco company securities when management contract precludes such purchases

Purchase/sale of wrong or unintended number of securities	Buy 2,000 shares when intended to buy 20,000 shares

Purchase/sale of wrong or unintended securities	Buy Transcontinental Realty Investors, Inc., whose stock symbol was TCI, while intending to buy Tele-Communications, Inc., whose stock symbol was TCOMA

Purchase/sale of securities for wrong or unintended account	Buy shares for account X when the plan had been to buy the same shares for account Y

Allocation of wrong or unintended number of securities	Buy 20,000 shares and allocate 5,000 to each of five accounts

Allocation of securities to wrong or unintended account	Buy 20,000 shares and allocate 5,000 to X account, which has insufficient Funds to cover the purchase

Failure to purchase/sell securities as intended	Hold, rather than sell, securities in a client account

Failure to follow specific client directives to purchase/sell/hold/wait to purchase securities	Client directs that a particular investment be liquidated on Dec. 31, but adviser fails to execute this liquidation until January 3

Attachment B
Trade Error Release Form
Date
VIA CERTIFIED MAIL
Client Name
Address 1
Address 2
City, State Zip Code
Dear client:
In response to the Security trade in your account taking place on Date, we will pay you the sum of $X,XXX. Payment of the foregoing sum does not constitute an admission or acknowledgment of any wrongdoing. Enclosed herewith, please find a release form. Please execute the release, have it notarized and return it to us. Upon receipt of the release, we will forward a check to you. As set forth in the release, it will not be effective until you have received our check. If you have any questions regarding this matter, please feel free to contact me at (XXX) XXX-XXXX.
Sincerely,
<Name>, CCO
CBRE Global Real Estate Securities, LLC

To all to whom these Presents shall come or may Concern, Know That
                                         as RELEASOR in consideration of the sum of $                     to be received from CBRE Global Real Estate Securities, LLC (“RELEASEE”) hereby releases and discharges the RELEASEES, RELEASEES’ directors, officers, supervised persons, successors and assigns from all actions, causes of citation, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the RELEASEES, the RELEASOR, RELEASOR’S heirs, executors, administrators, successors and assigns ever had, nor have or hereafter can, shall or may, have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE.
Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.
This RELEASE may not be changed orally.
This RELEASE shall only be effective upon receipt of a check by RELEASOR from RELEASEE in the amount of $                    .
In Witness Whereof, the RELEASOR has hereunto set RELEASOR’S hand and seal on this                      day of                      in the year 200X.
In presence of
State of:
County of:
On this                      day of                     , in the year 200X, before me personally appeared                                         personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument.
Notary Public

Attachment C
Trade Error Reporting and Resolution Form
Client(s) Involved:

Client	Custodian	Account	Number
Transaction Date:
Securities Involved:
CBRE GRES Personnel Involved:
Cause for Error:

Resolution:

Total Amount of Gain/Loss:	$

Reimbursed by CBRE GRES:	$

Reimbursed by Others:	$
Management Signature:
Backup Documentation Maintained:
Date:

XIX. ACCOUNT ADMINISTRATION
A.	Investment Management Agreements are reviewed and accepted by Co-Chief Investment Officers, legal counsel and client.

B.	Upon receipt of the signed agreement, contact with custodian is initiated. Necessary client account information is obtained such as account number, settlement instructions, tax status, and accounting methodology (FIFO, average cost, HIFO etc.).An authorized signature list is forwarded to the custodian.

C.	New account is set up on the portfolio management software (Axys). The initial contribution is recorded and receipt of cash in the custodian account is confirmed before trading.
XX. CONTRIBUTIONS AND WITHDRAWALS
A.	Contributions are recorded on a timely basis. Receipt of cash in custodian account is confirmed before cash is applied toward trade activity. Contribution details are again verified through monthly reconciliation to custodian statements.

B.	Withdrawals are authorized by client and recorded on a timely basis. Withdrawal details are verified through monthly reconciliation to custodian statements.
XXI. VALUATION OF SECURITIES
All portfolio securities are priced at daily and at month-end last trade’s prices. On a monthly basis, month end prices are utilized in the calculation of the portfolio’s net asset value in conjunction with cash and other assets and liabilities of the account. Dividends are posted throughout the month. Interest income amounts are obtained from custodian statements and posted to accounts on a timely basis. Prices are obtained through IDC.
XXII. ACCOUNT RECONCILIATION AND CLIENT REPORTING
A.	Inspect custodian statement for any unusual transactions.

B.	Enter in portfolio management software interest earned and any other cash transactions (withdrawals, contributions, bank fees, etc.)

C.	Portfolio software management software reports appraisal, dividend, cash, commission, and transaction. Compare reports to custodian statements.

D.	Appraisal-compare portfolio management software report to custodian statement. If differences are found, research and resolve.

E.	Dividend-compare portfolio management software report to custodian statement making notes of any discrepancies. Distinguish between dividends received and dividends accrued. Additionally, verify receipt and amount of previous month accruals.

F.	Buy/Sell-compare portfolio management software report to custodian statement, making note of any discrepancies.

G.	Notify custodian contact of any bank errors or omissions. Determine resolution.

H.	In Excel, copy the reports into “month-end” file and format as necessary.

I.	Prepare account reconciliation starting with beginning market value (from Previous Month Report).

J.	Adjust for contributions, withdrawals, dividends, interest, and realized and unrealized appreciation.

K.	Complete cash reconciliation.

L.	If a change in the prior month’s market value is discovered, make appropriate changes in the monthly reports.

M.	Calculate account performance.

N.	Enter history in portfolio management software system and determine monthly returns (income, appreciation, and total) or quarterly returns at quarter end.

O.	Determine returns for the appropriate benchmarks for comparable periods.

P.	Complete cover letter including returns (account and benchmark), market value, funding, number of securities, dividend yield, and other client-mandated portfolio information.

Q.	Reports should be sent out by the number of days following the end of each month designated by the particular client. If bank statements are late, a preliminary report is sent out as well.

XXIII.	CLIENT COMPLAINTS
Issue:
From time to time, and despite its greatest efforts, CBRE GRES may receive complaints from Clients regarding services or related matters. CBRE GRES needs to respond to client complaints and correct or improve its business dealings in an effort to prevent future complaints.
Policy
CBRE GRES shall investigate all client complaints and respond to all client complaints in a timely manner.
SUPERVISED PERSONS ARE PROHIBITED FROM RESPONDING TO
CLIENT COMPLAINTS WITHOUT THE APPROVAL OF THE CCO.
Procedures
1.	CBRE GRES shall document each client complaint in the Client Compliant Memorandum and maintain all complaints in the designated Client Complaint Log included as Attachment A.

2.	Any statement alleging any specific, inappropriate conduct on the part of CBRE GRES constitutes a complaint. A client complaint must be initiated by the client and must involve a grievance expressed by the client. It may be difficult to judge whether or not a communication from a client constitutes a “complaint”. A mere statement of dissatisfaction from a client about an investment or about investment performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the CCO.

3.	The Client Complaint Memorandum and the Complaint Log shall include the complaint submitted by the advisory client and all correspondence to and from the client in response to the complaint.

4.	Special procedures must be followed anytime a complaint is received from a client, whether it is received orally or in writing. These procedures are outlined below:
•	Immediately notify the CCO, who at his discretion may notify ACA and/or outside counsel;

•	If the complaint was delivered orally, document the compliance by completing the Client Complaint Memorandum describing the complaint based on facts obtained from knowledgeable supervised persons;

•	Acknowledge the complaint in writing with the client and/or the client’s counsel;

•	Make every effort to settle the complaint, taking into account the advice of ACA and/or outside counsel. Any offers of settlement or actual settlements must be made only with the knowledge, participation, and written approval of the CCO; and

•	Create a written record of the complaint, including all correspondence and memoranda and file this record in the complaint file.
5.	The Client Complaint Memorandum included as Attachment B for all complaints shall include the date the complaint was received, the client’s name, a description of the complaint, individuals identified in the complaint, how CBRE GRES intends on resolving the complaint and any additional remarks. Any written response to the complaint shall be maintained in the Complaint Log.
Responsibilities
The CCO shall be responsible for resolving all issues derived from client complaints.

Attachment A
Client Complaint Log

		Supervised			CBRE GRES
		persons	Oral or		Supervised			CBRE GRES ’s Course of
	Date Complaint	Completing	Written	Nature of	persons	Potential	Entities Contacted	Action for Follow-Up and
Client	was Received	Log	Complaint?	Complaint	Involved	$ Exposure	by Client (if known)	Resolution
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator
			Oral Written				Attorney Regulator

Attachment B
Client Complaint Memorandum

To:	CCO

From:	Supervised persons Name

Date:	Date of Complaint

Re:	Client Complaint Description
In accordance with CBRE GRES Client Complaint Policy, I am reporting my oral receipt of a client complaint.
1.     Client Making Complaint:

2.     Date the Complaint was Received:

3.     Description and Nature of Complaint:

4.     CBRE GRES supervised persons noted by Client that were Involved in the Complaint:

5.     Action that I took upon Receipt of the Complaint:

Supervised persons: ____________________________________________ (Print Name)
Signature: __________________________
Date: ______________________________

XXIV.	CLIENT BILLING
A.	A cover letter is completed reflecting information required per the investment management agreement.

B.	Prepare invoice in accordance with each investment management agreement.

C.	Invoice and cover letter are sent out to client within the pre-specified period after the end of the month following quarter end or other specified billing period.

XXV.	PERFORMANCE MEASUREMENT
Introduction

The GIPS[12] were released in 1999 with the intention of having all countries adopt the GIPS as the standard for investment firms seeking to present historical investment performance. The five-year transition period in which countries were able to adopt a “Country Version of GIPS” approach ceased on January 1, 2006. That is, all presentations that include performance results made by advisers claiming compliance with the GIPS after December 31, 2005, must meet all of the requirements of the revised GIPS. CBRE GRES is committed to full, firm-wide compliance with the revised GIPS.[13]

Company Definition

CBRE GRES is an independent, SEC registered investment management firm established in 1994, which specializes in publicly traded real estate securities.

Discretionary vs. Non-Discretionary Accounts

CBRE GRES defines a discretionary account as an account where the holder has given CBRE GRES full authority to buy and sell securities. However, that authority may come with client imposed restrictions. Examples of client-imposed restrictions include holding specific securities for reason of sentimental attachment, restricted asset allocations, requiring a high cash balance, and limiting CBRE GRES ability to sell securities due to tax concerns.

Any account with restrictions that limit CBRE GRES ability to effectively manage an account in accordance with CBRE GRES established management styles will be considered non-discretionary. Non-discretionary accounts will not be included in any performance composite.

Valuations, Accounting Measurements & Calculation Methodologies

For accounts included in composites, account holdings are priced by IDC via the Axys portfolio management system and returns are measured by a time-weighted, monthly linked rate of return formula with daily adjustments for additions and withdrawals of cash and securities.

Portfolio measurement is performed monthly and geometrically linked. Composites are asset-weighted using beginning-of-period weightings. Returns from cash and cash

[12]	The CFA Institute has not been involved with constructing the information contained in this policy.

[13]	The GIPS do not allow firms that do not meet all of the standards to represent that it “is in compliance with all of the Global Investment Performance Standards except for...”

equivalents are included in total-return calculations. Accounts are valued monthly on a trade-date basis using the accrual method of accounting. All calculations are done after trading expenses, and no estimated trading expenses are permitted.

Monthly rate of return is the percentage change in the market value of the account during the month after allowing for the effect of any additions or withdrawals of cash or securities that might occur during the month.

Market value of the account is the sum of the account’s total assets and liabilities. Assets include securities at market prices, receivables for securities not sold, and income accruals. Liabilities include the cost of securities purchased and not yet received. Returns are calculated after the deduction of all trading expenses.

Portfolios are revalued in months where external cash flows are significant (10% of the portfolio) and misrepresent performance (+ or – 20 basis points for the period).

The annual rates of return are calculated by compounding the monthly rates of returns for the indicated periods. Annualized returns for multi-year periods are calculated by compounding the monthly rates of returns for the indicated periods. Annualized returns for multi-year periods are calculated by compounding annual return, and then determining the geometrical mean.

Composites are asset weighted using beginning-of-period weightings.

All composites are compiled on a pre-tax basis.

The standard deviation of investment returns is calculated from the measurements of variance from the mean annual account return.

No leverage shall be used in the purchase of securities.

All performance is presented accurately and is full and fair to the best of CBRE GRES knowledge.

Creation and Maintenance of Composites

All fee-paying discretionary portfolios with similar investment strategies will be assigned to one of the following appropriate composites according to investment objective:
•	Global Total Return (UBS) Composite

•	Global ex-Australia Hedged Total Return (UBS) Composite

•	Global Total Return (FTSE EPRA/NAREIT ) Composite

•	Global ex-U.S. Total Return (FTSE EPRA/NAREIT) Composite

•	Europe Total Return (EPRA) Composite

•	Global REIT Alpha Composite

•	S&P Asia ex-Japan REIT High Yield

•	S&P Global ex-Japan REIT High Yield

•	S&P Global ex-Japan REIT Total Return

•	S&P Global REIT High Yield

•	S&P Global REIT Total Return
Composites will add new portfolios at the beginning of the first full month of discretionary investment activity.

Terminated portfolios will be excluded after the last full performance measurement period the portfolios were under management (i.e. the end of the last full calendar quarter), but composites will continue to include terminated portfolios for all periods prior to termination.

CBRE GRES may “carve out” a single country or region from a multiple asset class portfolio and present the returns as part of a single asset composite, but may only do so by allocating cash to the carve-out returns in a timely and consistent manner.

The composites must include only CBRE GRES’ (the defined “firm”) assets under management, and CBRE GRES is not permitted to link simulated or model portfolios with actual performance.
XXVI.	COMPLIANCE REPORTS
A.	Reconciliation Report. This report is produced monthly for each account and reconciles the assets between CBRE GRES and the custodian banks. Differences are communicated to the custodian. This report is distributed to the Co-Chief Investment Officers, Portfolio Managers, and the client.

B.	Compliance Report. This report is a master schedule of the investment restrictions of all CBRE GRES accounts. The report is prepared by the Portfolio Administrators and approved by one of the Co-Chief Investment Officers and sent to ACA Compliance Group on a periodic basis and is compared with the monthly and/or quarterly client reports (depending on the client’s reporting period) and specific client’s Portfolio Rebalancer to ensure portfolio compliance with the relevant investment guidelines.

C.	Cash Spreadsheet. This report projects cash balances by account to ensure that cash balances do not become negative. This report is updated daily by the Portfolio Administrator.
XXVII.	PROXY VOTING
Rule 206(4)-6 under the Advisers Act requires every investment adviser to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its clients. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to clients upon request. Lastly, the Rule requires that the adviser disclose to clients how they may obtain information on how the adviser voted their proxies.
The Company anticipates that a majority of clients will be responsible for all actions in relation to proxy voting. However, if the Company is instructed by the client to vote proxies on the client’s behalf, then the Company will follow the guidelines of the Proxy Voting Policy and Procedures. Any questions about this document should be directed to the CCO.
Policy
Assuming that the Company is requested to vote proxies on behalf of a particular client, it is the policy of the Company to vote client proxies in the interest of maximizing Shareholder Value. To that end, the Company will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short and long term implications of the proposal to be voted on when considering the optimal vote.
Any general or specific proxy voting guidelines provided by an advisory client or its designated agent in writing will supersede this policy. Clients may wish to have their proxies voted by an independent third party or other named fiduciary or agent, at the client’s cost.
With respect to class actions, it is CBRE GRES’ policy not to take any action without first consulting the client. We will then only take action as the client directs.
Procedures for Identification and Voting of Proxies
These proxy voting procedures are designed to enable the Company to resolve material conflicts of interest with clients before voting their proxies in the interest of shareholder value.
1.	The Company shall maintain a list of all clients for which it votes proxies. The list will be maintained either in hard copy or electronically and updated by the Co-Chief Investment Officers or Portfolio Managers or Portfolio Administrators who will obtain proxy voting information from client agreements.

2.	The Company shall work with the client to ensure that CBRE GRES is the designated party to receive proxy voting materials from companies or intermediaries. To that end, new account forms of broker-dealers/custodians will state that CBRE GRES should receive this documentation. The designation may also be made by telephoning contacts and/or client service representatives at broker-dealers/custodians.

3.	The Co-Chief Chief Investment Officers shall receive all proxy voting materials and will be responsible for ensuring that proxies are voted and submitted in a timely manner.

4.	The Co-Chief Investment Officers will review the list of clients and compare the record date of the proxies with a security holdings list for the security or company soliciting the proxy vote.

For any client who has provided specific voting instructions, the Co-Chief Investment Officers shall vote that client’s proxy in accordance with the client’s written instructions.

Proxies of clients who have selected a third party to vote proxies, and whose proxies were received by the Company, shall be forwarded to the designee for voting and submission.

Proxies received after the termination date of a client relationship will not be voted. Such proxies should be delivered to the last known address of the client or to the intermediary who distributed the proxy with a written or oral statement indicating that the advisory relationship has been terminated and that future proxies for the named client should not be delivered to the Company.

5.	The Co-Chief Investment Officers will reasonably try to assess any material conflicts between the Company’s interests and those of its clients with respect to proxy voting by considering the situations identified in the Conflicts of Interest section of this document.

6.	So long as there are no material conflicts of interest identified, the Company will vote proxies according to the policy set forth above. The Company may also elect to abstain from voting if it deems such abstinence in its clients’ best interests. The rationale for “abstain” votes will be documented and the documentation will be maintained in the permanent file.

7.	The Company is not required to vote every client proxy and such should not necessarily be construed as a violation of CBRE GRES’ fiduciary obligations. The Company shall at no time ignore or neglect its proxy voting responsibilities. However, there may be times when refraining from voting is in the client’s best interest, such as when an adviser’s analysis of a particular client proxy reveals that the cost of voting the proxy may exceed the expected benefit to the client (i.e., casting a vote on a foreign security may require that the adviser engage a translator or travel to a foreign country to vote in person). Such position also complies with Interpretive Bulletin 94-2 of the DOL.

8.	The CCO shall be responsible for conducting the proxy voting cost-benefit analysis in those certain situations in which the Company believes it may be in its clients’ best interest for the Company not to vote a particular proxy. The CCO shall maintain documentation of any cost/benefit analysis with respect to client proxies that were not voted by the Company.

9.	If the Co-Chief Investment Officers detect a conflict of interest, the Company will, at its expense, engage the services of an outside proxy voting service or consultant who will provide an independent recommendation on the direction in which the Company should vote on the proposal. The proxy voting service’s or consultant’s determination will be binding on CBRE GRES.

10.	The Chief Co-Chief Investment Officers shall collect and submit the proxy votes in a timely manner.

11.	The CCO will report any attempts by the Company’s personnel to influence the voting of client proxies in a manner that is inconsistent with the Company’s Policy.

12.	All proxy votes will be recorded and the following information will be maintained:
•	The name of the issuer of the portfolio security;

•	The exchange ticker symbol of the portfolio security;

•	The Council on Uniform Securities Identification Procedures (“CUSIP”) number for the portfolio security;

•	The shareholder meeting date;

•	The number of shares the Company is voting on firm-wide;

•	A brief identification of the matter voted on;

•	Whether the matter was proposed by the issuer or by a security holder;

•	Whether or not the Company cast its vote on the matter;

•	How the Company cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors);

•	Whether the Company cast its vote with or against management; and

•	Whether any client requested an alternative vote of its proxy.
In the event that the Company votes the same proxy in two directions, it shall maintain documentation to support its voting (this may occur if a client requires the Company to vote a certain way on an issue, while the Company deems it beneficial to vote in the opposite direction for its other clients) in the permanent file.
Conflicts of Interest
Although the Company has not currently identified any material conflicts of interest that would affect its proxy voting decisions, it is aware of the following potential conflicts that could exist in the future:
•	Conflict: CBRE GRES retains a client, or is in the process of retaining a client that is an officer or director of an issuer that is held in the Company’s client portfolios.

•	Conflict: CBRE GRES’ supervised persons maintain a personal and/or business relationship (not an advisory relationship) with issuers or individuals that serve as

Officers or directors of issuers. For example, the spouse of a Company supervised person may be a high-level executive of an issuer that is held in the Company’s client portfolios. The spouse could attempt to influence the Company to vote in favor of management.
Resolution: Upon the detection of a material conflict of interest, the procedure described under Item 7 of the Procedures for Identification and Voting of Proxies section above will be followed.
The Company realizes that due to the difficulty of predicting and identifying all material conflicts, it must rely on its supervised persons to notify the Co-Chief Investment Officers of any material conflict that may impair the Company’s ability to vote proxies in an objective manner. Upon such notification, the CCO will seek legal counsel who will recommend an appropriate course of action.
In addition, any attempts by others within the Company to influence the voting of client proxies in a manner that is inconsistent with the proxy voting policy shall be reported to the CCO. The CCO should then report the attempt to legal counsel.
The CCO should, as necessary, report to legal counsel all conflicts of interest that arise in connection with the performance of the Company’s proxy-voting obligations (if any), and any conflicts of interest that have come to his or her attention (if any). The CCO will use the form included as Attachment H to this document. This information can lead to future amendments to this proxy voting policy and procedure.
Recordkeeping
The Company must maintain the documentation described in the following section for a period of not less than five (5) years, the first two (2) years at its principal place of business. The CCO will be responsible for the following procedures and for ensuring that the required documentation is retained.
Client request to review proxy votes:
•	Any request, whether written (including e-mail) or oral, received by any supervised persons of the Company, must be promptly reported to the CCO. All written requests must be retained in the permanent file.

•	The CCO will record the identity of the client, the date of the request, and the disposition (e.g., provided a written or oral response to client’s request, referred to third party, not a proxy voting client, other dispositions, etc.) in a suitable place.

•	In order to facilitate the management of proxy voting record keeping process, and to facilitate dissemination of such proxy voting records to clients, the CCO will distribute to any client requesting proxy voting information the complete proxy voting record of the

Company for the period requested. Reports containing proxy information of only those issuers held by a certain client will not be created or distributed.[14]

Any report disseminated to a client(s) will contain the following legend:
“This report contains the full proxy voting record of CBRE GRES. If securities of a particular issuer were held in your account on the date of the shareholder meeting indicated, your proxy was voted in the direction indicated (absent your expressed written direction otherwise).”
•	Furnish the information requested, free of charge, to the client within a reasonable time period (within 10 business days). Maintain a copy of the written record provided in response to client’s written (including e-mail) or oral request. A copy of the written response should be attached and maintained with the client’s written request, if applicable and maintained in the permanent file.

•	Clients are permitted to request the proxy voting record for the 5 year period prior to their request.
Proxy statements received regarding client securities:
•	Upon receipt of a proxy, copy or print a sample of the proxy statement or card and maintain the copy in a central file along with a sample of the proxy solicitation instructions.

Note: The Company is permitted to rely on proxy statements filed on the SEC’s EDGAR system instead of keeping its own copies.
Proxy voting records:
•	The Company’s proxy voting records may include the following:
•	Documents prepared or created by the Company that were material to making a decision on how to vote, or that memorialized the basis for the decision.

•	Documentation or notes or any communications received from third parties, other industry analysts, third party service providers, company’s management discussions, etc. that were material in the basis for the decision.
Disclosure

[14]	For clients who have provided the Company with specific direction on proxy voting, the CCO will review the proxy voting record and permanent file in order to identify those proposals voted differently than how the Company voted clients not providing direction.

•	The company will ensure that Part II of Form ADV is updated as necessary to reflect: (i) all material changes to the Proxy Voting Policy and Procedures; and (ii) regulatory requirements.
Proxy Solicitation
As a matter of practice, it is the Company’s policy to not reveal or disclose to any client how the Company may have voted (or intends to vote) on a particular proxy until after such proxies have been counted at a shareholder’s meeting. The Company will never disclose such information to unrelated third parties.
The CCO is to be promptly informed of the receipt of any solicitation from any person to vote proxies on behalf of clients. At no time may any supervised persons accept any remuneration in the solicitation of proxies. The CCO shall handle all responses to such solicitations.

Attachment A
CB Richard Ellis Global Real Estate Securities LLC
Report of Proxy Voting Conflicts

To:	[Legal Counsel]

From:	CCO

Date:	<DATE>

Re:	Proxy Voting Conflict of Interest
Rule 206(4)-6 (the “Rule”) under the Investment Advisers Act of 1940 (“Advisers Act”) requires every investment adviser to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its clients. A challenging aspect to Rule 206(4)-6 has been an adviser’s identification of material conflicts of interest that may influence the manner in which it votes proxies.
I have listed below the conflicts of interest that came to my attention and the manner in which such conflicts were mitigated:

Signature:

Date:

XXVIII. CLIENT PRIVACY
Issue:
The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to their clients, who are Natural Persons, its policies and procedures regarding the use and safekeeping of client records and information.
Information is collected from Clients at the inception of their accounts and occasionally thereafter, primarily to determine accounts’ investment objectives and financial goals and to assist in providing Clients with requested services.
While CBRE GRES strives to keep Clients’ information up to date, Clients are requested to monitor any information provided to them for errors.
Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of sensitive consumer information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft. CBRE GRES currently has only institutional clients, so Regulation S-P does not directly apply. However, CBRE GRES has adopted certain procedures to protect client information similar to those required by Regulation S-P.
Policy
CBRE GRES will not disclose Client records and information including Non-Public Personal Information and Consumer Report Information (collectively, “Client Information”) to anyone unless such disclosure is permitted or required by law.
Procedures
1.	CBRE GRES shall not sell Client Information to anyone.

2.	CBRE GRES will restrict access to Client Information to individuals within CBRE GRES who require the information in the ordinary course of servicing Clients’ accounts. Client Information is used only for business purposes.

3.	CBRE GRES has developed procedures to safeguard Client records and information (See Attachment A).

4.	Client Information may only be given to third-parties under the following circumstances:
•	To broker/dealers to open brokerage accounts;

•	To other firms as directed by Clients, such as accountants, lawyers, etc.;

•	To specified family members (as authorized by law and/or the Client);

•	To third-parties as needed to provide requested services; and

•	To regulators and others, when required by law.
5.	At times, Client Information may be reviewed by CBRE GRES’ outside service providers (i.e., accountants, lawyers, consultants, etc.). CBRE GRES will review the entities’ privacy policies privacy to ensure that Client Information is not misappropriated or used in a manner that is contrary to this privacy policy.

6.	CBRE GRES shall provide a Privacy Notice (See Attachment B) to Clients upon inception of the relationship and annually thereafter. The Privacy Notice shall be furnished to Clients in a written format and CBRE GRES will maintain a record of the dates when the Privacy Notice is provided to Clients. This only applies to Clients who are natural persons, rather than institutions.

7.	In the event of a change in the privacy policy, CBRE GRES will provide its Clients with a sufficient amount of time to opt out of any disclosure provisions.

8.	Any suspected breaches to the privacy policy must be reported to the CCO and the Co-Chief Investment Officers.

9.	If a supervised person receives a complaint regarding a potential identity theft issue (be it from a Client or other party), they should immediately notify the CCO. The CCO will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

10.	In the event that unintended parties receive access to Client Information, CBRE GRES will promptly notify those Clients of the privacy breach. With respect to California and New York Clients, as well as other states, this is a specific requirement.

11.	Extraneous documents containing any Client Information or sensitive consumer information shall be burned; shredded or destroyed (this includes documents earmarked for recycling). In addition, any Client Information saved in a storage medium that is being sold or disposed of, must be removed from the medium. In the event that CBRE GRES maintains contracts with service providers for services involving the disposal or destruction of consumer report information, the contracts must explicitly require the “proper” disposal of documents containing Client Information. Please refer to the “Document Destruction” procedure in the Maintenance of Books and Records policy.
Responsibilities
The CCO will monitor for compliance with the Client Privacy policy and procedures and will coordinate the dissemination of the Privacy Notice.

Attachment A
Procedures to Safeguard Client Records and Non-Public Personal
Information
CBRE GRES shall strive to: (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Accordingly, the following procedures will be followed:
A. Confidentiality. Supervised persons shall maintain the confidentiality of information acquired in connection with their employment with CBRE GRES, with particular care taken regarding Non-Public Personal Information. Supervised persons shall not disclose Non-Public Personal Information, except to persons who have a bona-fide business need to know the information in order to serve the business purposes of CBRE GRES and/or Clients. CBRE GRES does not disclose, and no supervised persons may disclose, any Non-Public Personal Information about a Client or former Client other than in accordance with these procedures.
B. Information Systems. CBRE GRES has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve Non-Public Personal Information.
Passwords and Access. Supervised persons use passwords for computer access, as well as for access to specific programs and files. Non-Public Personal Information shall be maintained, to the extent possible, in computer files that are protected by means of a password system secured against unauthorized access.
Access to specific CBRE GRES databases and files shall be given only to supervised persons who have a bona-fide business need to access such information. Passwords shall be kept confidential and shall not be shared except as necessary to achieve such business purpose. User identifications and passwords shall not be: stored on computers without access controls, written down, or stored in locations where unauthorized persons may discover them. Passwords shall be changed if there is reason to believe the password has been compromised and, in any event, changed periodically (i.e., at least once every 90 days) to maximize the Security of Non-Public Personal Information. All access and permissions for terminated supervised persons shall be removed from the network system promptly upon notification of the termination.
To avoid unauthorized access, supervised persons shall close out programs and shut-down their computers when they leave the office for an extended period of time and overnight. Terminals shall be shut-down when not in use during the day and laptops shall be secured when leaving CBRE GRES premises. Confidentiality shall be maintained when accessing the CBRE GRES network remotely through the implementation of appropriate firewalls and encrypted transmissions.
System Failures. CBRE GRES will maintain appropriate programs and controls (which may include anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures.
Electronic Mail. As a rule, supervised persons shall treat e-mail in the same manner as other written communications. However, supervised persons shall assume that e-mail sent from CBRE GRES computers is not secure and shall avoid sending e-mails that include Non-Public Personal Information to the extent practicable. E-mails that contain Non-Public Personal Information (whether sent within or outside CBRE GRES) shall have the smallest possible distribution in light of the nature of the request made.
Disposal. Electronic media, on which Non-Public Personal Information is stored, shall be formatted and restored to initial settings prior to any sale, donation, or transfer of such equipment.
C. Documents. Supervised persons shall avoid placing documents containing Non-Public Personal Information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied or faxed shall be attended to by appropriate supervised persons. Documents containing Non-Public Personal Information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care. Supervised persons may only remove documents containing Non-Public Personal Information from the premises for bona-fide work purposes. Any Non-Public Personal Information that is removed from the premises must be handled with appropriate care and returned to the premises as soon as practicable.
D. Personal Identification Numbers (“PINs”) and Fee Liquidation Forms. CBRE GRES maintains access to account information that enables us to gain access to Client accounts for the purposes of administrating such accounts. Such information includes PINs and passwords provided by Clients or brokers that enable on-line access and certain pre-signed fee liquidation forms. Such information is found in the secure database of the Company and/or in the Clients’ physical files. To access the database, authorized supervised persons must use their assigned password to gain entry each time. The physical files are to be kept organized and locked when not in use. Supervised persons agree that they are obligated to tightly monitor this information at all times and use it only to effect the management of CBRE GRES’ strategies in the account. Upon termination of advisory services, all electronic PINs and passwords maintained in Client files will be destroyed. Finally, any remaining fee liquidation forms in the Client file will be shredded.
E. Discussions. Supervised persons shall avoid discussing Non-Public Personal Information with, or in the presence of, persons who have no need to know the information. Supervised persons shall not discuss Non-Public Personal Information in public locations, such as elevators, hallways, public transportation or restaurants.
F. Access to Offices and Files. Access to offices, files or other areas where Non-Public Personal Information may be discussed or maintained is limited, and supervised persons shall enter such locations for valid business purposes only. Meetings with Clients shall take place in conference rooms or other locations where Non-Public Personal Information will not be generally available or audible to others. Visitors shall generally not be allowed in the office unattended.
G. Old Information. Non-Public Personal Information that is no longer required to be maintained shall be destroyed and disposed of in an appropriate manner. Refer to the Document Destruction procedures contained in the Maintenance of Books and Records policy for additional information.
H. Identity Theft. An identity thief can obtain a victim’s personal information through a variety of methods. Therefore, supervised persons shall take the following actions to prevent identity theft:
a)	When providing copies of information to others, supervised persons shall make sure that non-essential information is removed and that Non-Public Personal Information which is not relevant to the transaction is either removed or redacted.

b)	The practice of dumpster diving provides access for a would-be thief to a victim’s personal information. Therefore, when disposing of paper documents, paperwork containing Non-Public Personal Information shall be shredded, burned or otherwise destroyed.

c)	To avoid a fraudulent address change, requests must be verified before they are implemented and confirmation notices of such address changes shall be sent to both the new address and the old address of record.

d)	Supervised persons s may be deceived by pretext calling, whereby an “information broker” or “identity thief” posing as a Client, provides portions of the Client’s Non-Public Personal Information (i.e., Social Security Number) in an attempt to convince supervised persons to provide additional information over the phone, which can be used for fraudulent purposes. Supervised persons shall make every reasonable precaution to confirm the identity of the Client on the phone before divulging Non-Public Personal Information.

e)	CBRE GRES prohibits the display of Social Security Numbers on any documents that are generally available or widely disseminated (i.e., mailing lists, quarterly reports, etc.).
Supervised persons could be responsible for identity theft through more direct means. Insider access to information could permit a dishonest supervised person to sell Clients’

Non-Public Personal Information or to use it for fraudulent purposes. Such action is cause for disciplinary action at CBRE GRES’ discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities.

Attachment B
Privacy Notice
          This notice is being provided to you in accordance with the Securities and Exchange Commission’s rule regarding the privacy of consumer financial information (“Regulation S-P”). Please take the time to read and understand the privacy policies and procedures that we have implemented to safeguard your nonpublic personal information.15
INFORMATION WE COLLECT
          CB Richard Ellis Global Real Estate Securities, LLC, must collect certain personally identifiable financial information about its clients to ensure that it offers the highest quality financial services and products. The personally identifiable financial information which we gather during the normal course of doing business with you may include:
1.	information we receive from you on applications or other forms;

2.	information about your transactions with us, our affiliates, or others;

3.	information we receive from a consumer reporting agency.
INFORMATION WE DISCLOSE
          We do not disclose any nonpublic personal information about our clients or former clients to anyone, except as permitted by law. In accordance with Section 248.13 of Regulation S-P, we may disclose all of the information we collect, as described above, to certain nonaffiliated third parties such as attorneys, accountants, auditors and persons or entities that are assessing our compliance with industry standards. We enter into contractual agreements with all nonaffiliated third parties that prohibit such third parties from disclosing or using the information other than to carry out the purposes for which we disclose the information.
CONFIDENTIALITY AND SECURITY
          We restrict access to nonpublic personal information about you to those CBRE GRES supervised persons who need to know that information to provide financial products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

[15]	Nonpublic personal information means personally identifiable financial information and any list, description or other grouping of consumers that is derived using any personally identifiable financial information that is not publicly available.

XXIX. INSURANCE COVERAGE
•	CBRE GRES, LLC and its parent company, CB Richard Ellis Investors, LLC maintain significant insurance coverage. The policies include professional liability, errors and omissions, and crime. Coverage is maintained at levels that are expected to meet or exceed those required by each client’s Investment Management Agreement (and are considerable given the size and scope of CBRE GRES’ operations.)
XXX. ERISA CONSIDERATIONS
Employee Retirement Income Security Act of 1974 / Release IA-2106

A.	Responsibility. The CCO is responsible for ensuring that the Company complies with all laws, rules and regulations governing its activities under ERISA. The information and procedures contained in this section represent general guidelines to be followed by the CCO, and are not designed to be all inclusive of ERISA requirements or restrictions.

B.	Definition of ERISA Plan. Subject to certain exceptions, an ERISA plan will generally include any qualified retirement plan other than an IRA and plans sponsored by governments.

C.	Definition of Fiduciary. Under ERISA, a fiduciary is any person who exercises discretionary authority or control involving management or disposition of plan assets; renders investment advice for a fee; or, has any discretionary authority or responsibility for the administration of the plan.

D.	Prudent Man Standard. ERISA 404(a) Where the Company acts as an adviser to an ERISA plan, it must adhere to the “Prudent Man Standard” which generally requires that an adviser act solely in the interest of the plan using the skill, care, prudence and diligence of a prudent man. The Prudent Man Standard considers the total performance of the entire portfolio rather than the actual performance of any particular investment.

D.	Appropriate Consideration. The Prudent Man Standard is deemed satisfied if the Company has given appropriate consideration to the facts and circumstances that it knows, or should know are relevant, including the role the investment plays in the plan’s investment portfolio. This is often referred to as the “prudent expert” rule.

E.	Directed Brokerage.

a. Definition. ERISA plan sponsors may direct the Company to execute its securities transactions for the plan through certain broker-dealers in return for research, performance evaluation, administrative services, master trustee services, discounted commissions or cash rebates. This area is also referred to as “soft dollar” arrangements. It is the Company’s policy not to use directed brokerage or soft dollars.
b. Requirements. ERISA requires the Company and the plan sponsors to act prudently and for a purpose that exclusively benefits the plan’s beneficiaries. In addition, to rely on the safe harbor of Section 28(e) of the 1934 Act, the Company must make a good faith determination that the amount of commission is reasonable, given the value of services provided by the broker.
G.	Use of Affiliated Brokers.
a. Restrictions. ERISA prohibits certain transactions between ERISA plans and entities that have specified types of relationships with the plan. Entities in this category are referred to as, “Parties in Interest”. For example, if the Company has investment discretion over plan assets, it cannot use the brokerage services of an advisory affiliate unless it qualifies for an exemption from the prohibition.
b. ERISA Exemptions. The following conditions must be met in order to qualify for an exemption against the prohibition against using an affiliated broker:
1. The transaction must not be excessive under the circumstances, either in amount or in frequency;
2. The transaction must be executed pursuant to a written authorization executed by a plan fiduciary that is independent of the Company or broker;
3. The written authorization must be terminable at will by the plan without penalty; and,
H.	ERISA Bonding Requirements.
a. Fidelity Bond. ERISA Section 412 requires advisers with discretion over plan assets to ensure that a fiduciary bond is in place to protect the plan against loss from acts of fraud or dishonesty. If the Company renders investment advice to an ERISA plan, but does not have discretionary authority, it is not required to be bonded solely because it provides investment advice. A fidelity bond is only required where the Company has custody, handles funds or other plan assets on behalf of the plan.
b. Amount and Terms. Generally, the bond must be for not less than 10 percent of the funds handled, subject to a minimum of $1,000 and a maximum of $500,000. The fidelity bond cannot have a deductible, and each ERISA plan must be named as an insured party under the bond. Alternatively, if permitted by the ERISA plan employer, the Company should seek to obtain the necessary coverage under the employer’s bond.
c. Self-Dealing. ERISA plan fiduciaries are prohibited under Section 406(b) of ERISA from participating in any self-dealing transactions. Under this rule, the Company may not, while acting as a fiduciary:
d. Handle any transaction involving plan assets for its own account;
e. Represent any party in any transaction involving plan assets where the party’s interests are adverse to the interests of the plan or its beneficiaries; or,
f. Receive any personal compensation from any party dealing with a plan in connection with a transaction involving plan assets.
I.	Prohibited Transactions.
Prohibitions. ERISA Section 406(a) discusses certain prohibited transactions between fiduciaries and ERISA plans. Generally, fiduciaries are prohibited from:
1. Engaging in any sale or exchange of assets between a party in interest and the plan;
2. Involvement in any loan or extension of credit between a party in interest and the plan;
3. Furnishing goods, services, or facilities between a party in interest and the plan; or,
4. Transferring of any plan assets to a party in interest.
J.	Exemptions. ERISA rules recognize certain prohibited transaction exemptions (“PTEs”). Among the most important of the exemptions are:
a. The Broker-Dealer Exemption. Broker-dealers registered under the 1934 Act that give investment advice solely incidental to their brokerage business and receive no special compensation for their advice, are exempt from the definition of an investment adviser. This exemption applies only to ERISA Section 406(b) transactions (“self dealing”).
b. The Commissioned Sales Exemption. This exemption permits certain commissioned sales people (insurance agents, brokers, and pension consultants) to receive commissions on security sales to ERISA plans, provided the specific conditions described in PTE 84-14 are followed;
c. The Independent Qualified Professional Asset Management Exemption. This exemption permits certain transactions between parties in interest and an investment fund, provided the conditions described in PTE 84-14 are followed; and,
d. The Securities Transactions and Commission Recapture Exemption. This exemption only applies to ERISA Section 406(b) transactions (“self dealing”) and permits fiduciaries to make securities transactions, collect commissions and make agency cross trades, provided that the provisions of PTE 86-128 are followed.
XXXI. Anti-Money Laundering
Background
The USA Patriot Act does not currently require anti-money laundering (“AML”) policies and procedures for registered investment advisors. Nonetheless, many advisers implement AML policies and procedures because of the potential consequences of becoming associated with money laundering. Additionally, investment advisers that are affiliated with other financial institutions or offshore hedge funds may be subject to AML statutes because of those affiliations.
AML policies and procedures typically involve:
•	Designating an individual to oversee the policies and procedures;

•	Implementing internal controls designed to detect and prevent money laundering;

•	Conducting periodic testing to ensure that the internal controls are functioning as intended; and

•	Conducting periodic training to help Employees identify suspicious activities and respond appropriately.
Risks
In developing these policies and procedures, CBRE GRES considered numerous risks associated with money laundering. This analysis includes risks such as:
•	Law enforcement officers suspect that a Client is engaged in illegal money laundering activities, resulting in significant disruptions to CBRE GRES’ operations;

•	Clients maintain accounts with shell banks or foreign financial institutions that lack strong AML policies and procedures;

•	CBRE GRES accepts Clients that are identified by the Treasury Department’s OFAC list as being involved in terrorism or other illegal activities;

•	CBRE GRES invests Client assets in companies that engage in money laundering or other illegal activities, causing law enforcement officers to question whether CBRE GRES or its Clients are financing such activities; and

•	CBRE GRES lacks AML policies and procedures.
CBRE GRES has established the following guidelines as an attempt to mitigate these risks.
Policies and Procedures
CBRE GRES intends to comply with the spirit of certain provisions of the USA Patriot Act regarding the prevention of money laundering, as described below.
Contacts from Regulatory Authorities
Any communications from regulatory authorities regarding suspected money laundering or other potentially illegal activities must immediately be reported to the CCO. The CCO will coordinate CBRE GRES’ response to the communication and will involve Outside Counsel as necessary.
Suspicious Activities and Arrangements
Employees should report any activities or arrangements that appear suspicious or indicative of money laundering to the CCO even if the account in question is held in custody by a reputable bank or broker/dealer. Among other things, the following activities and arrangements may generally be considered suspicious:
•	Unusually large transactions with no apparent economic purpose;

•	Multiple persons or accounts that share the same name, address, telephone number or other identification, but otherwise appear unrelated;

•	One person or entity that uses multiple addresses or P.O. boxes for no apparent reason;

•	Successive transactions by the same person in a short period of time that are each below $10,000 or some other reporting threshold, but that, in aggregate, would need to be reported;

•	Accounts funded by one individual or entity and then transferred to an apparently unrelated individual or entity; and

•	Financial activity that appears inconsistent with a Client’s stated investment objectives or financial circumstances.
The AML Compliance Officer will consult with the CCO and/or Outside Counsel when determining whether CBRE GRES should report potentially suspicious activity to the Treasury Department’s Financial Crimes Enforcement Network. Any such reports will be filed using the Treasury Department’s Form SAR-SF.
Controls Instituted by Third Parties
Accounts under CBRE GRES’ management are typically held in custody by reputable banks and broker/dealers that have instituted their own robust customer identification and AML policies and procedures. Before commencing management of an account at a new bank or broker/dealer, the AML Compliance Officer will request a summary of the bank or broker/dealer’s customer identification and AML procedures. If these procedures appear reasonable to the AML Compliance Officer, then CBRE GRES will not take additional AML steps unless an Employee identifies suspicious activities or arrangements.
As a matter of policy, CBRE GRES will not assume any responsibility for an unaffiliated entity’s AML obligations.
Additional Controls for Accounts in Non-FATF Countries
The Financial Action Task Force (“FATF”) is an inter-governmental body whose purpose is the development and promotion of national and international policies to combat money laundering and terrorist financing. In order to become a member of the FATF, a country must, among other things, (a) criminalize money laundering and terrorist financing, (b) require financial institutions to identify their customers, keep customer records, and report suspicious transactions, and (c) establish an effective financial intelligence unit through a regulatory authority or law enforcement agency. As of February 18, 2008, the following countries were members of the FATF:
•	Argentina;

•	Australia;

•	Austria;

•	Belgium;

•	Brazil;

•	Canada;

•	China;

•	Denmark;

•	The European Commission;

•	Finland;

•	France;

•	Germany;

•	Greece;

•	The Gulf Co-operation Council;

•	Hong Kong, China;

•	Iceland;

•	Ireland;

•	Italy;

•	Japan;

•	The Netherlands, the Netherlands Antilles, and Aruba;

•	Luxembourg;

•	Mexico;

•	New Zealand;

•	Norway;

•	Portugal;

•	Russian Federation;

•	Singapore;

•	South Africa;

•	Spain;

•	Sweden;

•	Switzerland;

•	Turkey;

•	The United Kingdom; and

•	The United States.
With respect to accounts held in non-FATF countries, the AML Compliance Officer must take the following additional steps to confirm the Client’s identity and evaluate whether the Client may be involved in money laundering:
•	The AML Compliance Officer will collect the following identifying information:
•	The individual’s full name and address;

•	The individual’s date of birth;

•	If applicable, the individual’s social security number, tax identification number, or employer identification number;

•	If applicable, the name of any individual or entity on whose behalf the applicant is acting;

•	The source of the individual or entity’s wealth or assets;

•	For corporate entities, copies of an entity’s articles of incorporation, evidence of registration or good standing, bylaws, powers of attorney, or other comparable documents, as appropriate given the relevant jurisdiction;

•	For trusts, documentation that establishes the legal existence of the trust, the source of the funds, the person who controls the trust, and the identity of the beneficiaries; and

•	For individuals, including officers of a corporation and grantors and trustees of a trust, a photocopy of a driver’s license, a passport, or some other government issued identification.
•	The AML Compliance Officer may collect additional information as appropriate, given the relevant facts and circumstances. CBRE GRES will not accept any Client who is unwilling to provide the information that the AML Compliance Officer deems necessary in order to implement CBRE GRES’ AML policies and procedures.

•	After the AML Compliance Officer has affirmatively identified the new Client, then he or she will check the individual’s name against the Specially Designated Nationals and Blocked Persons list maintained by the Treasury Department’s Office of Foreign Assets Control (sometimes called the “OFAC list”). For corporations and trusts, the AML Compliance Officer will check the names of the officers, directors, trustors, and trustees, as applicable. In the event of a match, the AML Compliance Officer should conduct the due diligence steps outlined by the Office of Foreign Assets Control at:
http://www.treas.gov/offices/enforcement/ofac/faq/one_page.shtml.
If the AML Compliance Officer conducts the OFAC’s due diligence steps and the match still appears valid, the AML Compliance Officer will immediately report his or her findings to the CCO who will coordinate CBRE GRES’ submission of a report to OFAC and any other steps that may be necessary.
Portfolio Management and Trading
CBRE GRES will seek to avoid investing in companies that engage in money laundering, terrorist financing, or other illegal activities in order to avoid the appearance that CBRE GRES supports or is financing such activities. CBRE GRES’ Portfolio Managers and Traders must take reasonable steps to evaluate the risk that the issuer of a Security is participating in money laundering, terrorist financing, or other illegal activities. Portfolio Managers and Traders should consult with the CCO if they perceive a material risk in connection with any current or prospective investment.
AML Documentation
Documentation associated with the implementation of CBRE GRES’ AML policies and procedures will generally be kept in each respective Client’s file. Particularly sensitive documentation may be retained by the AML Compliance Officer in a separate locked cabinet

Questions
Employees who have questions about CBRE GRES’ AML policies and procedures should consult with the AML Compliance Officer.